Exhibit B


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                          CONSOLIDATED TRUST DEED
                                CONSTITUTING
                          WESTFIELD AMERICA TRUST






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                          CONSOLIDATED TRUST DEED
                    CONSTITUTING WESTFIELD AMERICA TRUST

COMPRISING:

Deed dated 28 March 1996 between Westfield America Management Limited ("MANAGER") and Perpetual Trustee Company Limited ("PERPETUAL") as amended by:

1.   Deed of Variation dated 9 May 1996 between Perpetual and the Manager

2.   Deed of Variation No 2 dated 24 June 1996 between Perpetual and the
     Manager

3.   Deed of Variation No. 3 dated 13 June 1997 between Perpetual and the
     Manager

4.   Deed of Variation No. 4 dated 29 May 1998 between Perpetual and the
     Manager

5.   Deed of Variation No. 5 dated 11 August 1998 between Perpetual and the
     Manager

6.   Deed of Variation No. 6 dated 23 June 1999 between Perpetual and the
     Manager

7. Draft Deed of Variation No. 7 dated 17 March 2000 between Perpetual and the Manager


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                  CONSTITUTION OF
                  WESTFIELD AMERICA TRUST

                  Date: 28 March 1996


1     INTERPRETATION
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DEFINITIONS       1.1   In this deed,  these  words and phrases  have this
                        meaning unless the contrary intention appears:

                        ACCRUAL PERIOD: the six monthly periods commencing on 1 January and 1 July, or such other period as the Manager determines, provided that, if the Manager determines that Accrual Periods will be quarterly, then Accrual Period means the three month periods ending 31 March, 30 June, 30 September and 31 December of each year.

                        AGREEMENT AND PLAN OF REORGANISATION: an agreement between WEA, Westfield U.S. Investments Pty. Limited, Westfield Corporation Inc., Annatar Pty. Limited, the Trustee and Westfield America Management relating to various transactions connected with the restructuring of the ownership of WEA.

                        APPLICATION PRICE: the price calculated for the issue of a Unit under this deed.

                        ASIC: the Australian Securities & Investments Commission. ASSETS: all the property, rights and income of the Trust.

                        ASX: Australian Stock Exchange Limited and its successors.

                        AUDITOR: the auditor for the time being of the Trust.

                        BUY RATE: the highest of the buy rates for Australian Dollars quoted in United States Dollars by the Panel Banks at 11.00 a.m. (Sydney time) on the Buy Rate Determination Day.

                        BUY RATE DETERMINATION DAY: any date falling between and including the Closing Date and the 28th June, 1996 as selected by the Manager.

                        CENTERMARK OPTION DEED: any deed entered into by the Trustee, Westfield America Management and other parties including WEA which provides for the issue of Options to the holders of WEA Stock on terms which enable such holders to acquire Units for an Application Price determined in accordance with CLAUSE 8 whether or not such Application Price is satisfied by the exchange of WEA Stock.

                        CENTERMARK OPTION UNITS: Units that may be issued from time to time as a consequence of the exercise of Options granted under the CenterMark Option Deed.

                        CENTERMARK OPTION UNITS ISSUE DATE: a date when CenterMark Option Units are issued.

                        CENTERMARK STOCKHOLDERS AGREEMENT: any agreement entered into by the Trustee, Westfield America Management, WEA and the other holders of WEA Stock which, amongst other things, regulates the composition of the board of WEA.

                        CLASS: a class of Units.

                        CLOSING DATE: the date of closing of the offer made pursuant to the Initial Prospectus.

                        COMPLIANCE COMMITTEE MEMBER: a member of a compliance committee established by the Manager in connection with the Trust.

                        CORDERA SUBSCRIPTION AGREEMENT: an agreement between Cordera Holdings Pty Limited, the Trustee and Westfield America Management pursuant to which Cordera is to subscribe for Units.

                        CURRENT APPRAISAL VALUE:

                        (a) the most recently determined valuation of the entity's assets as determined by a qualified valuer who is independent of the Manager and its associates and recorded in the entity's accounting records;

                        (b) the valuation given to the entity's assets by the directors of the entity, provided that the valuation is supported by a qualified valuer who is independent of the Manager and its associates and recorded in the entity's accounting records; or

                        (c) if required by the Manager, the value of the entity's assets as determined by a Valuer.

                        CUSTODIAN: a corporation appointed by the Manager, for the purposes of CLAUSE 3.4.

                        DISTRIBUTABLE INCOME: the amount determined by the Manager under CLAUSE 11.1 as being the distributable income of the Trust for an Accrual Period.

                        DISTRIBUTION REINVESTMENT PLAN: a plan operated and administered by the Manager which enables Members to reinvest distributions of Distributable Income in taking up new Units being a plan which is governed by the Rules.

                        ENTITY INTEREST: an Asset comprising a shareholding or other equity interest in a corporation or other entity other than such a shareholding or equity interest which the Manager determines should not be regarded as an Entity Interest.

                        ENTITY'S LIABILITIES: all borrowings, unpaid costs, charges, expenses, outgoings and fees and any provision which the directors of the entity decide in consultation with the auditor of the entity should be taken into account in determining the liabilities of the entity, each determined in accordance with the accounting standards applicable to the entity and generally accepted accounting principles consistently applied.

                        EXCHANGE RATE: the spot rate for the exchange of Australian Dollars to US Dollars determined for the date upon which the exchange of currencies is to take place as quoted on the Reuters Screen "HSRA" or any equivalent replacement reference page at
                        4.00 p.m. on that date provided that if no such rate is available then the "EXCHANGE RATE" means the average of mid-rates as quoted by any two of National Australia Bank, Commonwealth Bank of Australia, Westpac Banking Corporation and Australia and New Zealand Banking Group Limited at
                        4.00 p.m. on that date.

                        EXPERT: an expert selected by the Manager for the purposes of PARAGRAPH (C) of the definition of "MARKET PRICE" being a member of the following panel:

                        SBC Australia Equities Limited, ABN Amro Australia Hoare Govett, McIntosh & Company Limited, BT Securities (Australia) Limited, James Capel Australia Limited and ANZ McCaughan Limited and/or such other members as the Manager determines from time to time.

                        FEE ASSETS: the amount determined by adding the following amounts:

                        (a) where the Assets include an Entity Interest, the Manager's proportionate interest in the assets of the relevant entity based upon the Current Appraisal Value of those assets net of the Entity's Liabilities at the time of such determination; and

                        (b)   the value of all other Assets,

                        and deducting therefrom the Liabilities (excluding any portion of the Liabilities represented by the Entity Liabilities). For the purposes of this definition, the Manager's proportionate interest in the assets of an entity shall be that proportion of the assets of the entity available to be distributed to the holders of equity interests in the entity that the Manager would be entitled to receive by virtue of its Entity Interest in the relevant entity on a winding up or dissolution of the entity in circumstances where the assets of the entity exceeded the Entity's Liabilities at the time of such winding up or dissolution.

                        FINANCIAL YEAR: a year ending on 31 December, or that part of such a year occurring at the commencement or termination of the Trust.

                        HOME EXCHANGE: that state branch of the ASX designated as such for the Trust to the Manager by the ASX.

                        INITIAL PROSPECTUS: the first Prospectus issued by the Manager after the date of this deed offering Units for subscription by investors.

                        LAND: land under the Trustee Act 1925 (NSW) or land located anywhere in the world.

                        LIABILITIES: includes all borrowings, unpaid costs, charges, expenses, outgoings and fees, any provision which the Manager decides in consultation with the Auditor should be taken into account in determining the liabilities of the Trust and all other liabilities determined in accordance with accounting standards and generally accepted accounting principles (including liabilities accrued but not yet paid).

                        LIQUID: has the same meaning as in the Corporations
                        Law.

                        LISTING RULES: the listing rules of the ASX and any other rules of the ASX which are applicable while the Trust is admitted to the Official List of the ASX, each as amended or replaced from time to time, except to the extent of any express written waiver by the ASX (which has not been revoked).

                        MANAGER: the company which is registered with ASIC as the single responsible entity for the Trust under the Corporations Law.

                        MARKET PRICE: in respect of any business day means:-

                        (a) the last sale price per Unit for the applicable Class ("ASX SALE PRICE") recorded on the ASX on that business day or if no Units were traded on the ASX on that business day the last ASX sale price recorded on the ASX; or

                        (b) if the Manager believes that the calculation in PARAGRAPH (A) does not provide a fair reflection of the market price of a Unit on that business day, the mid-point of the bid and offer prices per Unit recorded on the ASX at the close of trading on that business day (whether or not a sale is recorded on that business day); or

                        (c) if the Manager wishes to have the calculation referred to in PARAGRAPH (B) reviewed by an Expert and has given written instructions to that Expert for that purpose, the price determined by that Expert having considered all representations made in relation to the matter by the Manager.

                        MARKET RATE: the average mid rate for bills of exchange which have a tenor of 3 months which average is displayed on the "BBSW" page of the Reuters Monitor System on the first day of the period for which the rate is to be determined, or if there is a manifest error in the calculation of that average rate or it is not displayed by 10.30am Sydney time on that day then the rate specified in good faith by the Manager as the average rate for bills of that tenor bid and offered by at least 4 leading financial institutions in Sydney on that date (whether such bids and offers are displayed on the "BBSW" page or otherwise evidenced).

                        MEMBER: the person registered as the holder of a Unit (including persons jointly registered).

                        MONTH: calendar month.

                        NET ACCOUNTING INCOME: subject to the Manager (in conjunction with the Auditor) being able to decide the classification of any item as being on income or capital account and the extent to which reserves or provisions need to be made, the Net Accounting Income of the Trust for an Accrual Period is the income of the Trust net of expenses determined in accordance with generally accepted Australian accounting standards.

                        NET ASSETS: the Assets of the Trust less its Liabilities.

                        NET ASSET VALUE: the value of the Net Assets of the Trust.

                        NET INCOME: the Net Income for an Accrual Period is the "net income" of the Trust determined in accordance with subsection 95(1) of the Tax Act on the assumption that the Accrual Period is a year of income but reduced by any amount that would, on the assumption that an Accrual Period were a year of income, be included in the assessable income of the Trust in accordance with Sections 6AC or 160AQT of the Act.

                        OPTION: an option to subscribe for a Unit or Units.

                        OPTION HOLDER: a person registered as the holder of an Option (including persons registered jointly).

                        PANEL BANKS: the Commonwealth Bank of Australia, Westpac Banking Corporation, Australian and New Zealand Banking Group Limited, National Australia Bank Limited, Bankers Trust Australia Limited, SBC Warburg Australia Limited, Goldman Sachs (Australia) Limited and Macquarie Bank Limited.

                        QUARTER: a period of 3 calendar months ending on 31 March, 30 June, 30 September and 31 December in each year.

                        QUARTERLY PERIOD: a calendar quarter commencing on 1 January, 1 April, 1 July or 1 September.

                        RECORD DATE: the date for lodgment of transfers for the purpose of identifying the Members, or if applicable, Option Holders who are to have relevant entitlements.

                        RELIEF: any declaration or modification made or exemption granted by the ASIC at any time, and continuing in force and applicable to the Trust.

                        RESOLUTION:

                        (a) a resolution passed at a meeting of Members of the Trust:-

                             (i) on a show of hands, by the required majority of Members present in person or by proxy or representative; or

                             (ii) if a poll is duly demanded, by the required
                                  majority of the number of Units held by
                                  Members present and voting on the poll, in person or by proxy or representative; or

                        (b) where the law allows, a resolution in writing signed by Members holding the required majority of the Units in the Trust.

                        Except where this deed or any applicable law provides otherwise, the "required majority" is a simple majority.

                        RULES: the rules governing any Distribution
                        Reinvestment Plan administered or operated by the Manager from time to time being rules in the form or to the effect of the form specified in the First Schedule.

                        SHARE SALE AND UNIT SUBSCRIPTION AGREEMENT: an agreement entered into between Annatar Pty. Limited, Westfield Holdings Limited, the Trustee and Westfield America Management which relates to the purchase by the Trustee of WEA Stock from Annatar and the issue by Westfield America Management to Annatar of Units.

                        SPECIAL OPTION: a special option issued under a Special Option Deed.

                        SPECIAL OPTION DEED: a deed between the Trustee, Westfield America Management and WEA 14 May 1996, as varied by a deed of variation between the same parties dated 24 June 1996.

                        SPECIAL OPTION HOLDER: the holders from time to time of Special Options.

                        SPECIAL RESOLUTION: a Resolution where the required majority is 75%.

                        SUBSCRIPTION AMOUNT: in respect of an application for a Unit, the Application Price less the Uncalled Amount.

                        TAX: all kinds of taxes, duties, deductions and charges imposed by any government or other authority, together with interest and penalties thereon.

                        TAX ACT: the Income Tax Assessment Act 1936 ("1936 ACT"), the Income Tax Assessment Act 1997 ("1997 ACT") or both the 1936 Act and the 1997 Act as appropriate, and any provisions of any succeeding legislation replacing sections of the 1936 Act and the 1997 Act referred to in this deed.

                        TRANSACTION COSTS:

                        (a) when calculating the Application Price of a Unit in accordance with CLAUSE 8:

                             The Manager's estimate of the total transaction costs,(or a portion of total transaction costs, if appropriate, having regard to actual transaction costs which would be incurred because of the issue or sale of the Units taking into account contemporaneous redemptions) which would be incurred in acquiring afresh the Assets of the Trust.

                        (b) when calculating the redemption price of a Unit in accordance with CLAUSE 8.10:

                             The Manager's estimate of the total transaction costs (or a portion of the total transaction costs, if appropriate, having regard to the actual transaction costs which would be incurred because of the redemption or the buy-back, as the case may be, taking into account contemporaneous issues and sales of Units) which would be incurred in selling the Assets of the Trust.

                        TRUST: the trust hereby constituted and to be known as the "WESTFIELD AMERICA TRUST", (subject to CLAUSE 9.10).

                        TRUSTEE: the trustee of the Trust from time to time, and includes the Manager when acting as the trustee.

                        UNCALLED AMOUNT: in respect of a Unit, the Application Price less the amount remaining unpaid and which has not been called.

                        UNIT: an undivided share in the beneficial interest in the Trust as provided in this deed

                        "UNITS ARE OFFICIALLY QUOTED" or "UNITS ARE OFFICIALLY QUOTED" means the admission of the Trust to the Official List of the ASX.

                        US DOLLAR EQUIVALENT: in relation to Australian Dollars, the equivalent at any time of that amount in US Dollars determined by multiplying the Australian Dollar amount by the Exchange Rate at that time.

                        VALUATION TIME: a time at which the Manager calculates Net Asset Value.

                        VALUER: an independent qualified valuer selected by the Manager.

                        WEA means Westfield America, Inc. (formerly called CenterMark Properties, Inc.), a United States corporation incorporated in Missouri.

                        WEA DIVIDEND DATE: a date when the entitlement of holders of WEA Stock to receive dividends payable in respect of a Quarterly Period is determined by WEA.

                        WEA DIVIDEND REINVESTMENT PLAN: any plan or arrangement in operation from time to time which enables the holders of WEA Stock to reinvest dividends to which they are entitled in respect of such WEA Stock in the acquisition of new WEA Stock.

                        WEA STOCK: shares of common or preference stock in WEA outstanding from time to time.

                        WESTFIELD AMERICA MANAGEMENT: Westfield America Management Limited ACN 072 780 619.

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INTERPRETATION    1.2   Unless the contrary intention appears, in this deed
                        (including its schedules and appendices):

                        (a) terms defined in the Corporations Law are used with their defined meaning;

                        (b) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements;

                        (c)  the singular includes the plural and vice versa;

                        (d) the words "including" and "for example" when introducing a list of items does not exclude a reference to other items, whether of the same class or genus or not;

                        (e)  amend includes delete or replace;

                        (f) person includes a firm, a body corporate, an unincorporated association or an authority;

                        (g) headings and marginal notes are for convenience only and do not affect interpretation of this deed;

                        (h) a reference to a "business day" is to a day other than a Saturday or Sunday on which banks are open for general banking business in Sydney and Melbourne;

                        (i) a reference to a "foreign person" has the same meaning as in the Foreign Acquisitions and Takeovers Act 1975 (Commonwealth); and

                        (j) a reference to this deed or another instrument includes any variation or replacement of any of them.

PARTIES BOUND     1.3   This deed as amended binds the Manager and the Members
                        of the Trust and any person claiming through any of them as if each of them had been a party to this deed.

2     CORPORATIONS LAW
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CORPORATIONS LAW  2.1   If:

                        (a) the Corporations Law requires that this deed contain certain provisions; or

                        (b) any relevant Relief from the provisions of the Corporations Law directly or indirectly requires that this deed contain certain provisions,

                        then those provisions are deemed to be incorporated into this deed and prevail over the provisions of this deed to the extent of any inconsistency.

                        This CLAUSE 2.1 prevails over all other provisions of this deed (including any which purport to prevail).

ASX LISTING RULES 2.2   This CLAUSE 2.2 applies  while the Trust is listed.
                        If the Listing Rules prohibit an act being done, the act shall not be done. Nothing contained in this deed prevents an act being done that the Listing Rules require to be done. If the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be). If the Listing Rules require this deed to contain a provision and it does not contain such a provision, this deed is deemed to contain that provision. If the Listing Rules require this deed not to contain a provision and it contains such a provision, this deed is deemed not to contain that provision. If any provision of this deed is or becomes inconsistent with the Listing Rules, this deed is deemed not to contain that provision to the extent of the inconsistency. The obligations imposed by this CLAUSE 2.2 are additional to those imposed by any other clause of this deed.

                  2.3 In accordance with ASIC Class Order 98/1808 or its equivalent and for so long as it applies to the Trust, a change in the text of this deed because of the operation of CLAUSE 2.2 is not a modification of, or the repeal and replacement of, the constitution of the Trust for the purposes of subsections 601GC(1) and (2) of the Corporations Law.

SUPREMACY         2.4   If any provision  incorporated or deemed to be
                        incorporated in this deed by the Corporations Law or Corporations Regulations or Listing Rules is inconsistent with any other provision contained or deemed to be contained in this deed, the covenants or provisions will prevail in the following order of priority:-

                        (a)  provisions incorporated or deemed to be
                             incorporated in this deed by the Corporations Law;

                        (b)  provisions incorporated or deemed to be
                             incorporated in this deed by the Corporations Regulations;

                        (c) provisions required to be contained in this deed by the Listing Rules; and

                        (d)  the other provisions contained in this deed.


3     THE TRUST
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THE TRUST         3.1   There is constituted by this deed the
                        Trust under which property shall be vested in and held by the Trustee upon trust for the Members, subject to the terms and conditions of this deed.

MANAGER           3.2   Westfield America Management agrees to act as Manager
                        of the Trust.

ASSETS VEST IN    3.3   The Trustee  must hold the Assets of the Trust on trust
TRUSTEE                 for the  Members.  The Assets of the Trust vest in the
                        Trustee, but must be held as a separate fund which is not available to meet liabilities of any other trust.

APPOINTMENT OF    3.4   The Manager, subject to law, may from time to time
CUSTODIAN               appoint in relation to the Trust any one or more
                        corporations (whether or not related to or associated with the Manager) to perform the following actions in the name of the Manager or in the name of the
                        Custodian:

                        (a) purchase or sell Assets at the direction of the Manager and execute all transfers and assurances necessary for that purpose;

                        (b) receive and hold on behalf of the Manager Assets and any document of title relating to the Trust in safe custody;

                        (c) receive all income on behalf of the Manager arising from any of the Assets referred to in PARAGRAPH (B) of this CLAUSE 3.4;

                        (d)  procure registration of those Assets;

                        (e) hold and disburse monies in the name of the Manager at the direction of the Manager; and

                        (f) perform all actions incidental to any of the above powers.

                        The Manager, by the terms of an appointment under this CLAUSE 3.4 may insert provisions for the protection and convenience of others dealing with the Custodian as it thinks fit. If the Manager appoints a Custodian, the Manager remains liable for any act or omission of the Custodian as if the act or omission was an act or omission of the Manager.

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                        The Manager is responsible for payment of the fees
                        and expenses of the Custodian but is entitled to be reimbursed out of the Trust in respect of those fees and expenses subject to a maximum in any Financial Year of 1% of the Assets under the control of the Custodian. If the aggregate of the fees and expenses of the Custodian exceeds the above maximum in any Financial Year, the excess is to be paid from the Manager's own funds.

MAXIMUM NUMBER    3.5   The maximum number of issued Units in the Trust at any
OF UNITS                time must not exceed 100,000,000,000.

4     DURATION OF TRUST
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INITIAL SETTLEMENT4.1   The Trust commenced on 28 March 1996.

TERMINATION       4.2   The Trust terminates if:-

                        (a) the Trust terminates in accordance with another provision of this deed or by law; or

                        (b) the Members so resolve by a Special Resolution passed at a meeting of Members convened by the Manager.

TERMINATION DATE  4.3   The Trust terminates on the earlier of:-

                        (a) the 80th anniversary of the day the Trust commenced; or

                        (b) the date on which the Trust is terminated under this deed or by law.

NO DISSOLUTION    4.4   Notwithstanding any other provision of this deed the
                        death, insanity, bankruptcy, retirement, resignation or expulsion of a Member or of the Manager will not of itself cause or result in the dissolution or termination of the Trust.

5     INTERESTS OF UNIT HOLDERS
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UNITS             5.1   Subject to the other provisions of this deed and the
                        terms of issue of a Unit, each Unit confers an equal undivided interest in the Assets, and does not confer any interest in a particular Asset, but only an interest in the Assets of the Trust as a whole, subject to the Liabilities of the Trust.

FRACTIONS         5.2   Fractions of a Unit may be issued calculated to such
                        number of decimal places as the Manager determines. In spite of any other provision of this deed but subject to the rights, obligations and restrictions attaching to any Units or any Classes, any right or interest conferred by a fraction of a Unit will be calculated in accordance with that fraction. If the Manager determines not to issue fractional Units or if under any provision of this deed or the Rules a fraction is to be disregarded, any application moneys that would otherwise result in a fraction of a Unit becomes an Asset of the Trust.

CLASSES OF UNITS  5.3   Without in any way limiting the  Manager's  power to
                        issue Units on the terms of this deed, the Manager may issue Series A Class Units, Series B Class Units and
                        Series C Class Units on the terms set out in the Second
                        Schedule. Such issue is subject to, and must be in accordance with the Trust Deed, the Corporations Law and, if relevant, the Listing Rules. The Manager must enter on the register established and maintained under CLAUSE 13 the Class of Units held by a Member.

PARTLY PAID UNITS 5.4   Units may be issued on the basis that the Application
                        Price is payable at such time or times as the Manager may determine including without limitation on the terms set out in the SECOND SCHEDULE of this deed. In spite of any other provision of this deed, if Units are issued on that basis and until such time as the Application Price has been paid in full, the interest conferred by those Units, and the rights attaching to them will be reduced by the same proportion as the Uncalled Amount for the time being bears to the Application Price at which those Units were issued.

CONSOLIDATION     5.5   Subject to the Listing Rules and Corporations Law,
AND DIVISION            Units may be consolidated,  divided, reclassified or
                        converted to a different Class as determined by the Manager provided that any such reclassification or conversion is:

                       (a) not adverse to the rights or interests of all affected Members; or

                       (b) if the reclassification or conversion is or may be adverse to the interests of some or all of affected Members, the reclassification or conversion is in accordance with the terms of issue of the affected Units.

RESTRICTIONS      5.6   A Member must not:-

                        (a) interfere with any rights or powers of the Manager under this deed;

                        (b) exercise a right in respect of an Asset or lodge a caveat or other notice affecting an Asset or otherwise claim any interest in an Asset; or

                        (c)   require an Asset to be transferred to the Member.

ADDITIONAL UNITS  5.7   The Manager may from time to time issue additional
                        Units in accordance with the procedure set out in CLAUSE 6 and the other provisions of this deed.

STOCK EXCHANGE    5.8   The Manager must use its best endeavours to ensure that
LISTING                 the Units are Officially Quoted and that subject to the
                        rights, obligations and restrictions attaching to any Units or Classes, such official quotation is maintained.

QUOTATION         5.9   To the extent permitted by the Listing Rules
                        and the ASX, Units may be listed for quotation on the ASX in Australian dollars, United States dollars and any other currency whatsoever.

RIGHTS ATTACHING  5.10  A Member holds a Unit subject to the rights,
TO UNITS                restrictions and obligations attaching to that Unit.


6     APPLICATIONS FOR UNITS AND OPTIONS
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PROCEDURE         6.1   An applicant for Units must complete a form approved by
                        the Manager if the Manager requires this. The form must be accompanied by the Application Price or, where the Application Price is to be partly paid, the Subscription Amount, for each Unit applied for either by payment in a form that the Manager approves, or by the transfer of property of a kind able to be vested in the Manager or any other person nominated by the Manager for that purpose, and must be payable in accordance with CLAUSE 6.3.

NON-CASH          6.2   If the Manager intends to accept property rather than
CONTRIBUTIONS           as a contribution to the Trust, the Manager must
                        obtain:

                        (a) an effective transfer to the Manager or any other person nominated by the Manager for that purpose of title to the property; and

                        (b) except where the Manager acquires WEA Stock as a consequence of the exercise of Options granted under the CenterMark Option Deed a valuation acceptable to the Manager stating the market value of that property.

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PAYMENT TO        6.3   The payment or transfer of property under CLAUSE 6.1
MANAGER must be paid or transferred by the applicant directly to the Manager or any other person nominated by the Manager for that purpose to be placed in a special trust account until such time as the minimum subscription (under any prospectus or offering memorandum) or minimum application (in the case of an excluded issue, offer or invitation) has been reached, and the Manager proceeds with the allotment of Units. Until such time as the Manager proceeds with the allotment of Units, the Manager will arrange for such money or property as the case may be to be held for the applicant. The Manager may invest or cause the investment of any such money in accordance with the power to invest set out in CLAUSE 9.1(N). Any interest received in respect of such money shall form part of the Assets. The Manager will comply with all obligations imposed on it by law, the Listing Rules or this deed, in the same manner as it would be required to do if it were a company offering shares for subscription or purchase.

UNCLEARED FUNDS   6.4   The issue of Units against application money paid
                        other than as cleared funds is void if the funds are not subsequently cleared.

MANAGER MAY       6.5   The Manager may in its absolute discretion reject an
REJECT                  application for Units in whole or part without reason.

MINIMUM           6.6   The Manager may set a minimum application amount for
APPLICATION             the Trust, and alter that amount at any time.

ISSUE DATE        6.7   Units are taken to be issued when the Manager allots
                        the Units.

NOMINATION OF     6.8   The Manager  alone may nominate the person to be
HOLDER                  registered as the  holder of a Unit, and the Manager
                        may treat the registered holder as the absolute owner of the Unit. The Manager's power of nomination ceases once a person has been registered as the holder of a Unit. The Manager need not recognise any claim or interest in a Unit by any person other than the registered holder or holders of the Unit, even if they have notice of such interest.

OPTION            6.9   The Manager may from time to time create and issue
                        Options.

OPTION TERMS      6.10  Options may be issued:-

                        (a) for no consideration or at a consideration, as determined by the Manager;

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                        (b)  on the basis that the Application Price for a Unit
                             or Units to be issued on exercise of the Option is a price determined in accordance with CLAUSE 8 and (except where such price is determined pursuant to PARAGRAPH 8.2(B) of this deed) is a price not less than 50% of the Application Price of Units as otherwise determined in accordance with CLAUSE 8 provided that any relevant ASIC instrument is complied with;

                        (c)   only on terms that the Option does not confer:

                              (i)   any right to vote at Member meetings; or

                              (ii)  any right to require  the  Manager to
                                    redeem or repurchase the Option; or

                              (iii) except as expressly provided in this
                                    deed or the terms and conditions of
                                    issue of the Option, any other
                                    entitlement under this deed, consequent
                                    upon holding the Option; and

                        (d) otherwise on terms and conditions determined by the Manager.

OPTION EXERCISE   6.11  On exercise of an Option in accordance with its terms and conditions of issue, the Option Holder is entitled to subscribe for and be allotted the number of Units to which the Option relates, credited as fully paid.

CALLS BY MANAGER  6.12  Subject to the rights, obligations and restrictions attaching to any Units or Classes, the Manager may call on each Member to pay all or any part of the Uncalled Amount of the Application Price of Units to the Manager at any time. The Manager may only make a call in respect of Units of a Member if the Manager also makes the same call on all other Members who hold Units of that Class which are similarly partly paid.

EXCLUDED OFFERS   6.13  If the Manager is requested  to issue Units  pursuant to an excluded issue or make an offer or invitation for units as an excluded offer, the Manager may rely on information provided by other persons to determine if the issue is an excluded issue or the offer or invitation is an excluded offer or invitation. Each
                        Member indemnifies the Manager for any loss, damage or other consequence which may arise if such issue, offer or invitation of Units to that Member is not an excluded issue, offer or invitation.

7     REDEMPTION, REPURCHASE AND FORFEITURE OF UNITS
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REDEMPTION NOTICE 7.1   A Member may give the Manager a  redemption  notice in
                        such form as may be approved by the Manager from time to time specifying the name of the Trust and the number of Units to be redeemed or (with the Manager's approval) the amount of the proceeds which the Member wishes to receive from the redemption. A redemption notice shall be accompanied by any Unit certificates the Member may hold in respect of the Units which are the subject of the redemption notice.

SUSPENSION WHILE  7.2   Notwithstanding anything else in this CLAUSE 7, the
UNITS QUOTED            Manager is not obliged to repurchase or redeem Units
                        under this CLAUSE 7 while the Units are Officially
                        Quoted.

TRUST LIQUID      7.3   CLAUSES  7.4,  7.5,  AND 7.7 apply  only while the
                        Trust is Liquid.

REPURCHASE AND    7.4   Subject to the other provisions of this deed, on
REDEMPTION -            receipt of a redemption notice pursuant to CLAUSE 7.1,
TRUST LIQUID            the Manager shall redeem (or at the option of the
                        Manager, repurchase) all of the Units required by the Member to be redeemed at a price calculated in accordance with CLAUSE 8.10.

MINIMUM HOLDING   7.5   If compliance with a redemption notice would result in
- TRUST LIQUID          the Member holding Units having a value less than the
                        then current minimum application amount, the Manager may treat the redemption notice as relating to the Member's entire holding of Units.

SMALL PARCELS     7.6   Subject to the  Corporations  Law,  the  Manager may in
                        its discretion redeem or sell any Units held by a Member without request by the Member, provided that the Units are Officially Quoted and the total number of Units held by the Member is less than a minimum parcel as provided in the Listing Rules. The Manager must give the Member not less than 6 weeks notice of its intention to cause the redemption or sale of the Units and the Manager may only so proceed if the Manager has not received from the Member a written notice of objection and the Member has not increased his holding so that he holds at least a minimum parcel of Units. If a holding of Units is redeemed under this CLAUSE 7.6, the redemption price is to be the price calculated under CLAUSE 8.10. The proceeds of the redemption or sale shall not be remitted until such time as the Manager is in receipt of the certificate (if any) relating to the redeemed or sold Units.

MINIMUM           7.7   If a Member gives a redemption notice under CLAUSE 7.1,
REDEMPTION OR           the Manager need not cause the redemption or repurchase
REPURCHASE - TRUST      of Units having a value less than the minimum
LIQUID                  application amount (if any) for Units of that class,
                        unless the redemption notice relates to all of the Member's holding.

NOTICE IRREVOCABLE 7.8  A Member may not withdraw or revoke a redemption notice unless the Manager agrees.

ORDER              7.9  Unless the Manager decides otherwise, the first Units issued to a Member are the first to be redeemed or (at the option of the Manager) repurchased.

SUMS OWED TO      7.10  The Manager may deduct from the proceeds of redemption
MANAGER                 any unpaid moneys due by the Member to the Manager.

TRANSFER OF
ASSETS            7.11  The Manager may if the Member agrees transfer Assets to a Member rather than pay cash on redemption of Units. These Assets must be of equal value to the total proceeds of redemption actually due to the Member
                        (based on a valuation done within 2 months before the date of the proposed transfer). CLAUSE 8.7 applies to the valuation.

TRUST NOT LIQUID  7.12  CLAUSES 7.13, 7.14 AND 7.15, apply only while the
                        Trust is not Liquid.

                  7.13 A Member may withdraw from the Trust in accordance with the terms of any current withdrawal offer made by the Manager in accordance with the provisions of the Corporations Law regulating offers of that kind. If there is no withdrawal offer currently open for acceptance by Members, a Member has no right to withdraw from the Trust.

                  7.14 The Manager is not at any time obliged to make a withdrawal offer. If it does, it may do so by:

                        (a) publishing it by any means (for example in a newspaper or on the internet); or

                        (b) giving a copy to all Members or Members of a Class (as relevant).

                  7.15 If the Manager receives a redemption request before it makes a withdrawal offer, it may treat the request as an acceptance of the offer effective as at the time the offer is made.

FORFEITURE OF      7.16 Subject to the rights, obligations and
UNIT restrictions attaching to any Units or Classes, if a Member fails to pay any call on a Unit made in accordance with CLAUSE 6.12, the Manager may, at any time during such time as any call or part thereof remains unpaid, serve a notice on that Member requiring payment of so much as is unpaid together with interest at the Market Rate for each 3 monthly period (determined at 3 monthly intervals commencing on the date the call becomes payable) such interest to be calculated on and accrue due and payable on the daily balance from the date the call becomes payable to the date of payment or forfeiture of the Units pursuant to CLAUSE 7.17 whichever is the earlier. The notice must state a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or by which the payment as required by the notice is to be made, and must state that in the event of non-payment on or before the time appointed the Units in respect of which the call is then due and owing will be liable to be forfeited.

                  7.17 If the requirements of a notice under CLAUSE 7.16 are not complied with, any Unit in respect of which the notice has been given may at any time thereafter before the required payment has been made, be forfeited at the discretion of the Manager, effective at such time as the Manager determines. Such forfeiture shall include all entitlements to income accrued in respect of the forfeited Unit and not paid before the forfeiture.

SALE OF FORFEITED 7.18 (a) Subject to the terms of this deed, a forfeited
UNIT Unit may be sold or otherwise disposed of by private sale at a price per Unit calculated in accordance with any Relief or equal to the prevailing Application Price of Units at the date of the sale less the then Uncalled Amount (if any) in respect of that Unit, and such Unit will be:

                           (i)   credited as paid up to the sum of the
                                 amount paid up on the Unit on the day
                                 of the forfeiture and the amount of the
                                 call and the amount of any other calls
                                 becoming payable on or before the day
                                 of the sale; and

                            (ii) continue to be subject to a liability
                                 to pay an amount equal to the Uncalled
                                 Amount (if any) in accordance with this
                                 deed.

                        (b) At any time before a sale or disposition under PARAGRAPH (A), forfeiture may be cancelled on such terms as the Manager thinks fit and shall be cancelled where the Member pays to the Manager the full amount owing in respect of such Units.

                        (c)   On a sale or other  disposition  under PARAGRAPH
                              (A), the Manager or any other person nominated by the Manager for that purpose shall receive the proceeds of such sale or disposition and may execute a transfer of the forfeited Unit in favour of the purchaser of the Unit, and such purchaser shall thereupon be registered as the Member and shall not be bound to see to the application of the proceeds of such sale or disposition nor shall his title to the Unit be affected by any irregularity or invalidity in the proceedings in relation to the forfeiture or sale or disposition of the Units. The defaulting holder of the Unit will remain liable to pay the amount of the unpaid call.

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                         (d)  The proceeds of sale or disposition of any
                              forfeited Unit shall be applied first towards the payment of all costs and expenses incidental to the forfeiture and sale or disposition, secondly toward the payment of any interest, thirdly on account of the amount in respect of which the notice referred to in CLAUSE 7.16 was given and fourthly in payment of the balance (if any) remaining to the Member whose Units have been forfeited and sold or otherwise disposed of.

CESSATION OF      7.19   A Member whose Units have been forfeited shall cease
STATUS                   to be a Member from the date of the forfeiture as
OF MEMBER                determined by the Manager in accordance with
                         CLAUSE 7.17 but shall notwithstanding remain liable to pay to the Manager all unpaid calls and interest in respect of the Units and the costs and expenses of and incidental to the forfeiture and sale or disposition.

8     UNIT PRICE AND VALUATION
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APPLICATION PRICE 8.1   Subject to CLAUSE 6.10 except in the case
                        of Units offered pursuant to or in connection with transactions referred to in the Initial Prospectus which will have an issue price of One Australian Dollar ($A1.00) per Unit, while Units are not Officially Quoted, a Unit must only be issued at an application price calculated as:

                                    Net Asset Value + Transaction Costs
                                    -----------------------------------
                                         number of Units in issue

                        The application price must be determined as at the last Valuation Time before the Manager received (or is taken to have received) the application for Units.

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APPLICATION PRICE 8.2   Whilst Units are officially quoted, subject to
WHERE UNITS             CLAUSES 8.3, 8.4, 8.5, 8.6 and the SECOND SCHEDULE
OFFICIALLY QUOTED       a Unit must only be issued at an Application Price
                        equal to:

                        (a) except where PARAGRAPH (B) applies, the weighted average market price of Units during the ten (l0) ASX business days immediately prior to the date upon which the Application Price is to be calculated;

                        (b) where the Unit is issued as the consequence of the exercise of Options under a CenterMark Option Deed which provides for an issue price per Unit equal to the amount of United States Dollars required to buy One Australian Dollar determined by reference to the Buy Rate, such issue price.

                        The price of Units or Options issued to an underwriter may be reduced by such lawful fee, brokerage or commission as the Manager determines.

RIGHTS ISSUES     8.3   The Manager may offer further Units for
                        subscription at a price determined by the Manager to those persons who are Members on a date determined by the Manager not being more than 30 days immediately prior to the date of the offer, provided that:

                        (a) all Member are offered Units at the same application price on a pari passu basis (whether or not the right of entitlement is renounceable); and

                        (b) where it is proposed to issue Units at an application price less than the Market Price not more than 5 ASX business days prior to the date on which a prospectus pursuant to which the offer is made is lodged with the ASIC, the relevant application price is not less than 50% of the Market Price as at a date not more than 5 ASX business days prior to the date on which the prospectus is lodged.

                        AND FURTHER PROVIDED THAT, subject to the Listing Rules, the reference to all Members in PARAGRAPH
                        (A) excludes Members who are not resident in Australia ("OVERSEAS MEMBERS"). Where the right of entitlement is renounceable, the Manager is, as the agent of each Overseas Member, to sell the Overseas Member's entitlement and account to the Overseas Member for the proceeds of the sale, after deducting any costs or Taxes incurred in connection with the sale. Where the right of entitlement is not renounceable, the Manager is to pay to each Overseas Member an amount, determined by the Manager in consultation with the Auditor, out of the Assets being the fair value (if any) of the Overseas Member's entitlement.

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                        The Manager may adjust any entitlement to accord with
                        the Listing Rules and, in the case of fractions, CLAUSE
                        5.2 shall apply. Any Member may, unless the terms of issue provide otherwise, renounce its entitlement in favour of some other person.

RE-OFFER          8.4   Any Units offered under CLAUSE  8.3  which  are  not
                        subscribed for within the period during which the offer is capable of acceptance may be offered for subscription by the Manager to any person, provided that the application price is not less than that at which the Units were originally offered to Members. If an underwriter has underwritten any offer for subscription under CLAUSE 8.3, the underwriter may take up any Units not subscribed for by the Member.

PLACEMENT         8.5   The Manager may at any time issue Units to any
                        person at any price and on any terms it thinks fit, provided that the Corporations Law, the Listing
                        Rules and any Relief are complied with.

REINVESTMENT      8.6   The Manager may from time to time issue Units pursuant
                        to a Distribution Reinvestment Plan and while Units are Officially Quoted, the application price payable for each additional Unit upon reinvestment of distributions, shall be the weighted average Market
                        Price during the 5 ASX business days after the date on which trading of the Units becomes ex-entitlement to distributions, less such discount, if any, not exceeding 10% as the Manager may determine. If the amount to be reinvested in additional Units results in a fraction of a Unit, the money representing the fraction is to be dealt with in accordance with CLAUSE
                        5.2.

PERIODIC          8.7   The Manager is not to be regarded as having any special
VALUATIONS              expertise in valuation.  Except where an Asset comprises
                        an Entity Interest the Manager may cause an Asset to be valued at any time (and must do so if required by the Corporations Law) by a Valuer using the valuation method set out in CLAUSE 8.8. A copy of any such valuation must be given to the Auditor. Where an Asset comprises an Entity Interest the value of such Entity
                        Interest shall be the Manager's proportionate interest in the then Current Appraisal Value of the entity's assets net of the Entity's Liabilities. The Manager may determine Net Asset Value at any time in its absolute discretion, including more than once on each day, but unless Units are Officially Quoted must do so at least once every Quarter.

VALUATION METHODS 8.8   Subject to CLAUSE 8.7, the valuation method or the
                        manner of valuation of an Asset is to be determined by the Valuer and approved by the Manager.

ROUNDING          8.9   The Manager may round the application price and
                        redemption price of a Unit calculated under this CLAUSE
                        8 respectively to the nearest fraction of a cent as determined by the Manager.

REDEMPTION OR     8.10  (a)   Subject to PARAGRAPH (B)and the terms of issue of
REPURCHASE PRICE              any Units and the SECOND SCHEDULE, a Unit must
                              only be redeemed or (at the option of the Manager) repurchased at a price calculated as:-

                                    Net Asset Value - Transaction Costs
                                    -----------------------------------
                                         number of Units on issue

                              provided that, in the case of a partly paid
                              Unit, the Uncalled Amount in respect of that Unit is to be deducted from the price calculated in accordance with this formula.

                        (b) If a Unit is to be redeemed or repurchased out of the proceeds of an application for a Unit made at the same time as the redemption notice, the Unit may be redeemed at the Application Price. A certificate from the Manager will be conclusive evidence as to whether or not this PARAGRAPH (B) applies to the redemption of a Unit.

                        (c) The prices in PARAGRAPHS (A) AND (B) must be determined as at the last Valuation Time before the Units the subject of the redemption notice are redeemed or repurchased.

9     MANAGER
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POWERS            9.1   Subject to this deed, the Manager shall have all the
                        powers over and in respect of the Assets and Liabilities of the Trust that it is legally possible for a natural person or a corporation to have as if it were the absolute owner of the Assets. Without in any way affecting the generality of the foregoing, the Manager shall be deemed to have the full and absolute and beneficial powers of:-

                        (a) purchase and sale of any real or personal property of any nature or investments for cash or upon terms;

                        (b) leasing and acceptance of surrender of leases with power to compromise the lessees and others and execute and pay for repairs and improvements;

                        (c)  instituting and compromising legal proceedings;

                        (d)  attending and voting at meetings;

                        (e) paying all outgoings connected with this deed which are not otherwise payable by the Manager;

                        (f)  lending money with or without security;

                        (g) raising or borrowing money with or without security and incurring all types of obligations and liabilities;

                        (h) building, altering, repairing, extending, replacing and re-building any real or personal property;

                        (i) drawing, endorsing, discounting, selling, purchasing and otherwise dealing with bills of exchange either alone or jointly;

                        (j) entering into any financial facility or agreement of any kind whatsoever;

                        (k) obtaining or providing guarantees, indemnities or sureties on such terms and conditions as the Manager thinks fit, with or without security;

                        (l) entering into, purchasing or becoming a party by any means (including without limitation assignment or novation) to any contracts or arrangements solely for the purpose of or incidental to liability or debt management or currency exchange management including (without limitation):-

                             (i)   the management of actual or contingent
                                   interest rate or foreign exchange exposures of the Trust in respect of any existing or proposed borrowing or obligation of the Trust:-

                              (ii) futures contracts traded on a futures
                                   market;

                             (iii) options contracts;

                              (iv) currency swap, interest rate swap, forward
                                   exchange rate contracts, forward interest rate contracts or combinations or variations of any of the foregoing;

                        (m) any scheme or undertaking, common enterprise or investment contract (as defined in the Corporations Law), or any equivalent or substantially similar scheme or undertaking, enterprise or investment contract in any other jurisdiction, including, without limitation, units in a unit trust or other prescribed interest schemes, provided such scheme or undertaking, enterprise or investment contract, unit trust or prescribed interest scheme complies with the Corporations Law (subject to any Relief) or the corresponding law of any relevant jurisdiction;

                        (n) investing (whether by way of purchase, lease, acquisition of options or other rights, or otherwise) in all or any of the following:-

                              (i) real estate of every description including (without limitation) Land and buildings, fixtures and fittings and other improvements erected or installed on Land;

                              (ii)  plant, equipment, furnishings and
                                    fittings whether used in association
                                    with buildings or Land forming part of
                                    the Assets or otherwise;

                              (iii) monies on deposit at any bank or
                                    building society or with any company
                                    listed on any stock exchange and
                                    debentures of any company so listed;

                              (iv) negotiable instruments of every type and description, including (without limitation) promissory notes and bills of exchange;

                              (v) monies deposited with authorised short term money market dealers;

                              (vi)  investment of money on security
                                    (whether by way of mortgage taken
                                    severally or otherwise) of any property
                                    of the type referred to in PARAGRAPH
                                    (I) for a term not exceeding 30 years
                                    and an amount which when added to
                                    monies owing on any charge ranking
                                    prior to or pari passu with a security
                                    to be taken by the Manager does not
                                    exceed:-

                                    (A) two-thirds; or

                                    (B) if repayment of the whole of the
                                        principal and interest under any
                                        mortgages is insured under a mortgage
                                        insurance policy acceptable to the
                                        Manager, then nine-tenths,

                                    of the value of the property as determined by a Valuer.

                              (vii) preference or ordinary shares or stock,
                                    debentures, options, convertible notes
                                    and other securities of any corporation.

POWERS            9.2   The Manager must manage the Trust until it retires
                        or is removed. This power extends to the management of the Assets and Liabilities of the Trust.

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LIABILITIES OF    9.3   Notwithstanding CLAUSES 9.1 AND 9.2 or any other
TRUST                   provision of this deed:-
& MEMBER
APPROVAL
                        (a)  the total Liabilities of the Trust must not, at
                             the time the relevant Liability is incurred, create a situation whereby the Liabilities of the Trust equal or exceed 60% of the total tangible Assets of the Trust. If the Manager becomes aware that the limit has been exceeded, it must take steps to rectify the default as soon as possible; and

                        (b) except on termination of the Trust, any sale or disposal by the Manager of the main undertaking of the Trust shall be subject to the prior approval of Members in general meeting. At the meeting held to approve any sale or disposal, any person who may benefit (in the capacity other than only as a Member of the Trust) from the sale or disposal and any person who for the purposes of Part 1.2 Division 2 of the Corporations Law would be regarded as a person associated with that person, shall not vote on the Resolution.

DELEGATION        9.4   The Manager may authorise, by power of attorney or
                        otherwise, one or more persons (whether or not related to or associated with the Manager) to act as its delegate or agent (in the case of a joint appointment, jointly and severally) to hold title to any Asset, perform any act or exercise any discretion within the Manager's powers.

                        The authorisation must be written. The Manager remains liable for the acts or omissions of a delegate or agent. However, the Manager may include provisions in the authorisation to protect and assist those dealing with the delegate or agent as the Manager thinks fit.

AGENTS AND        9.5   The Manager has the power to appoint the solicitor,
ADVISORS                licensed land broker or conveyancer to act on the
                        purchase of any real estate on behalf of the Trust.

                        The Manager may engage any agent, adviser, valuer, broker, underwriter or other contractor to assist the Manager in managing the Trust or dealing with any Asset.

RETIREMENT        9.6   The Manager must retire as Manager of the Trust
                        when required to retire by law. Subject to the Corporations Law, the Manager may retire at any time.

NEW MANAGER       9.7   A replacement Manager must execute a deed by
                        which it covenants to be bound by this deed as if it had originally been a party to it.

REMOVAL           9.8   The Manager may not be removed, except in accordance
                        with CLAUSE 9.6.

RELEASE           9.9   When it retires or is removed, the former Manager is
                        released from all obligations in relation to the Trust arising after the date it retires except that the former Manager is still obliged at the cost of the Trust to vest the Assets in the new Manager and to deliver all books and records relating to the Trust to the new Manager. On the retirement or removal of a Manager, the former Manager is indemnified out of the Assets against any claims arising out of its conduct as Manager except claims arising in respect of negligence, fraud, breach of trust or breach of duty.

NAME OF TRUST     9.10  On retirement of a Manager, that former Manager
                        may require the name of the Trust to be changed to a name which does not include the current
                        (or any former) name of the former Manager and which is not substantially or deceptively similar to those names. In addition, the Manager may change the name of the Trust at any time.

FUTURES CONTRACTS 9.11  Notwithstanding CLAUSES 9.1 AND 9.2
                        or any other provision of this deed, the Manager must not enter into or become a party to any futures contract unless the following conditions are fulfilled:

                        (a) where the futures contract is entered into for any speculative purpose the total actual and contingent liability of the Manager pursuant to such contract is limited to an amount not greater than 10% of the Assets;

                        (b) the Manager's liability in respect of such futures contract is limited in a manner which the Manager in its sole discretion considers satisfactory; and

                        (c) the Manager ensures that at all times the Assets include sufficient cash available to the Manager to make any deposits and/or pay any margin calls in respect of any futures contracts as same become due for payment.

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WEA ARRANGEMENTS  9.12  The Manager has full power to enter into:

                        (a)   the CenterMark Stockholders Agreement;

                        (b)   a CenterMark Option Deed;

                        (c)   the Share Sale and Unit Subscription Agreement;

                        (d)   the Cordera Subscription Agreement;

                        (e)   the Agreement and Plan of Reorganisation; and

                        (g) any other agreement to which it is a party which is described in the Initial Prospectus,

                        and to perform all of its obligations and to discharge all of its duties under those documents (including, without limitation, the acquisition of WEA Stock on the terms set out in those agreements) without the need to make any enquiries or conduct any investigations (whether legal or factual) with respect to WEA or the WEA Stock. The Manager is not liable to the Members in any manner whatsoever for entering into those documents and performing its obligations and discharging its duties under them.

10    INVESTMENT
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MANAGER'S ROLE    10.1  Except where provided otherwise in this
                        deed the Manager has absolute discretion as to how Assets are invested or otherwise dealt with.

INVESTMENT POLICY 10.2  The Manager must specify its principal investment policy in the first prospectus or offering memorandum for the Trust but may vary that policy from time to time.

VOTING            10.3  Subject to CLAUSE 10.4, the Corporations Law and any
                        Relief applicable from time to time, the Manager may exercise all voting rights conferred by the Assets of the Trust as it determines.

NOMINATION OF     10.4  In  exercising  its right to designate or nominate four
WEA DIRECTORS           directors  for election as directors of WEA pursuant
                        to the CenterMark Stockholders Agreement and in exercising its right to vote in respect of the election of such directors, the Manager may act in its absolute discretion.

INSURANCE         10.5  The Manager must insure and keep insured in the name of the Manager for such amounts as the Manager believes prudent (having regard to normal commercial practice) all the real property and personal property investments forming part of the Assets against fire, loss of rent and other usual risks. If the Manager believes prudent
                        (having regard to normal commercial practice) the Manager shall ensure that the property comprised in every security constituting a mortgage investment comprised in the Assets (other than intangible property) is insured and kept insured in the names of the Manager and the mortgagors and other persons (if any) for the respective interests, against fire, loss of rent and other usual risks.

11    INCOME AND DISTRIBUTIONS
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DISTRIBUTABLE     11.1  The Manager must determine the Distributable Income
INCOME of the Trust for each Accrual Period. Unless, in its sole and absolute discretion, the Manager determines that the Distributable Income shall be some other amount, the Distributable Income must equal the greater of (i) Net Income for the Accrual Period, and (ii) Net Accounting Income of the Trust for the Accrual Period.

ENTITLEMENT AND   11.2 The Manager must distribute all Distributable Income
DISTRIBUTION DATES     of the Trust for each Accrual Period within two months
                       of the end of that Accrual Period.

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DISTRIBUTION      11.3  Except for CenterMark Option Units, Units shall,
RANKING subject to the rights, obligations and restrictions attaching to any particular Units or Classes, rank for distributions of Distributable Income from the first day immediately following their creation so that where Units are created during an Accrual
                        Period, such Units shall participate in the Distributable Income in respect of that Accrual
                        Period in the proportion that the part of the Accrual Period (calculated in days) for which such Units rank for distribution of Distributable Income bears to the total number of days in such Accrual Period and in the case where such Units are partly paid for the whole or part of an Accrual Period ("PARTLY PAID UNITS"), such Partly Paid Units shall participate in the Distributable Income in respect of that Accrual Period according to the proportion or different proportions of the issue price that has been paid up thereon. For the purposes of such calculation where an instalment of the issue price of a Partly Paid Unit is paid into the Trust, the Partly Paid Unit in respect of which such payment is made shall thereby be entitled to rank for an increased participation in Distributable Income from the first day immediately following the date of such payment. CenterMark Option Units issued during a Quarterly Period shall rank for distributions of Distributable Income from the first day of that Quarterly Period unless the CenterMark Option Units Issue Date in respect of such CenterMark Option Units occurs prior to the WEA Dividend Date in respect of a previous
                        Quarterly Period in which event such CenterMark
                        Option units shall rank for distributions of Distributable Income from the first day of that previous Quarterly Period.

MEMBERS'          11.4  Subject to CLAUSE 11.3 and the rights, restrictions and
ENTITLEMENTS            obligations attaching to any particular Units or
                        Classes each person registered as a Member at the end of the last day of an Accrual Period, shall be presently entitled to the Distributable Income for the Accrual Period in proportion to the number of Units held by such Member to the total number of Units then on issue but excluding from this calculation Units which do not rank for distributions.

RECORD            11.5  The Manager must determine the Record Date for the
DATE                    purpose of determining the persons who are entitled to
                        the distribution. The total amount to be distributed in respect of a distribution period is to be transferred to a distribution account as soon as practicable after the Record Date. The payment by the Manager of a Member's entitlement to Distributable Income to the Member registered in respect of those Units as at the Record Date shall be a good and sufficient discharge to the Manager in respect of any liability that they may have to any person in respect of such entitlement.

DISTRIBUTION OF   11.6  The Manager may transfer capital to the distribution
CAPITAL TO              account, to enable distribution to Members of the
DISTRIBUTION            minimum amount necessary to avoid the Manager becoming
ACCOUNT                 assessable for tax under section 99A of the Tax Act.

SEPARATE ACCOUNTS 11.7  The Manager may keep separate accounts of different categories or sources of income and may allocate income from a particular category or source to particular Members. The Manager must notify the Members concerned of that allocation.

OTHER             11.8  Subject to the rights, obligations and  restrictions
DISTRIBUTIONS           attaching to any  Units  or  Classes, the Manager may
                        distribute any amount of capital or income to Members pro rata according to the number of Units in the Trust held as at a time decided by the Manager. The distribution may be in cash or by way of bonus Units.

REINVESTMENT      11.9  If the Manager offers a facility  under CLAUSE 8.6
                        whereby Members may receive distributions by way of additional Units, then by prior notice a Member may elect to reinvest some or all of any distribution by acquiring such additional Units in the Trust. In those cases, the Manager is treated as having received an application by the Member to reinvest distributions at the time that the distribution is paid. The procedure for reinvestment of distributions is to be determined by the Manager and notified to Members from time to time as and when the facility is offered. The Manager may at any time withdraw, amend or re-establish such a facility.

                        A request to participate in such a facility or cancellation of any such request is effective with respect to a particular distribution if received in a form acceptable to the Manager prior to the Record Date for that distribution.

PAYMENT           11.10 The Manager must prepare distribution cheques or
                        arrange for distributions to be paid. Cheques not presented within 6 months may be cancelled and reinvested in Units in the Trust on behalf of the recipient Members at the application price prevailing at the time the cheque is cancelled.

WITHHOLDING TAX   11.11 Where the Net Income is reduced by taxes
                        attributable to the ownership of Units by certain Members the entitlement to Distributable Income of such Members may be adjusted by the Manager so that the entitlement to Distributable Income of all other Members is equivalent to the amount they would receive in the absence of such taxes.

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DISTRIBUTIONS     11.12 The Manager may provide a facility whereby Members
PAID IN DIFFERENT       may receive their entitlement to the Distributable
CURRENCIES              Income of the Trust from time to time in such currency
                        or currencies as they may request by notice to the Manager in writing and which the Manager in its absolute discretion may approve and in such event the Manager may arrange to convert a Member's entitlement to Distributable Income into the currency in which it is to be paid on a date being the date that the Distributable Income in respect of an Accrual Period is determined, the Closing
                        Date in respect of an Accrual Period, the date of payment of distribution entitlements in respect of an Accrual Period or such other date as the Manager may determine and the Manager may maintain bank accounts in such currencies as may be appropriate for this purpose.

CLASSES           11.13 Under this CLAUSE 11, the rights of a Member are
                        subject to the rights, obligations and restrictions attaching to the Units which they hold.

12    ACCOUNTS AND AUDIT
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ACCOUNTS                The financial reports and directors reports of the
                        Trust must be prepared, audited, lodged with ASIC and distributed to Members by the Manager in accordance with the Corporations Law and the Listing Rules.

13    ADMINISTRATION AND REPORTING
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REGISTER          13.1  The Manager must establish and maintain a register of
                        Members and Option Holders (if any) in accordance with the Corporations Law and Listing Rules. The Manager need not enter notice of any trust on any register. The Manager may treat the registered Member as the absolute owner of Units registered in that Member's name and not be bound to take notice of any trust or equity affecting any Unit.

CERTIFICATES      13.2  Certificates may be issued by or on behalf of the
                        Manager for Options. Such certificates shall contain such information as may be prescribed by the law, the Listing Rules or any Relief as applicable. No certificates will be issued for Units. The Manager at any time may send any Member details of Units held by, Unit transactions of, or distributions to, the Member.

UNCERTIFIED       13.3  The Trust is permitted to participate in any system or
TRADING                 scheme approved by the ASX which allows for
                        simultaneous settlement of transfers of Units and uncertificated holdings, including (without limitation) the CHESS system.

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TRANSFERS         13.4  Members may  transfer  Units.  Option  Holders may
                        transfer Options (subject to their terms of issue). Transfers must be in a form approved by the Manager and the ASX and be presented for registration duly stamped. A transfer is not effective until registered. Except while the Trust is included in the Official List of the ASX, the Manager may refuse to register any transfer of a Unit or Option but such refusal shall not be unreasonable. In all other respects, the Manager must deal with a transfer of a Unit or Option in accordance with the Listing Rules.

DEATH, LEGAL      13.5  If a Member or Option Holder dies or becomes subject
DISABILITY              to a legal disability such as bankruptcy or insanity,
                        only the survivor (in the case of joint holders) or legal personal representative (in any other case) will be recognised as having any claim to Units or Options registered in the Member's or Option Holder's name.

PAYMENTS          13.6  Money  payable by the Manager to a Member or Option
                        Holder may be paid in any manner approved by the Manager. Only whole cents are to be paid. Any remaining fraction of a cent becomes an Asset of the Trust.

DEDUCTIONS        13.7  The Manager may deduct from any amount to be
                        paid to a Member or an Option Holder any amount of Tax (or an estimate of it) which it is required or authorised to deduct in respect of that payment by law or by this deed or which the Manager considers should be deducted.

REPORTS           13.8  The form and  content of any report  sent by the
                        Manager to Members or Option Holders is (subject to the law) at its discretion.

14    MEETINGS OF UNIT HOLDERS
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CORPORATIONS LAW  14.1  The Manager may at any time convene a meeting of Members, or a Class of Members and must do so if required by the Corporations Law.

NOTICE PERIOD     14.2  The Manager must give notice of any
                        meeting in accordance with the Corporations Law and, if applicable, the Listing Rules.

NON-RECEIPT       14.3  If a Member does not receive a notice
                        (including if notice was accidentally omitted to be given to them) the meeting is not invalidated.

QUORUM            14.4  The quorum for a meeting of Members is 5 Members
                        present in person or by proxy together holding between them at least 10% of all issued Units unless the Trust has only one Member who may vote on a Resolution, in which case that one Member constitutes a quorum.

NO QUORUM         14.5  If a quorum is not present within 30 minutes after the scheduled time for the meeting, the meeting is:

                       (a) if convened on the requisition of Members - dissolved; or

                       (b) otherwise - adjourned to such place and time as the Manager decides.

                        At any adjourned meeting, those Members present in person or by proxy constitute a quorum. No new notice of the adjourned meeting need be given unless required by the Corporations Law. Notice of any adjourned meeting which may become necessary may be included in the notice convening the original meeting.

CHAIRMAN          14.6  Subject to and to the extent  permitted by the
                        Corporations Law, the Chairman of a meeting of Members shall be a person nominated by the Manager but need not be a Member, provided that if any such person nominated is not present within 30 minutes after the time appointed for the holding of the meeting, the Members present may choose one of their number to preside as the Chairman. The decision of the chairman on any matter is final.

ADJOURNMENT       14.7  The Chairman has power to adjourn a meeting
                        for any reason to such place and time as the Chairman thinks fit.

VOTING            14.8  Subject to the law and this deed, a resolution
                        is passed if a simple majority of votes are cast in favour.

POLL              14.9  Every question arising at a general meeting of Members shall be decided in the first instance by a show of hands, provided that a poll shall be taken in any case where:-

                        (a) it is required by this deed or by law that the question be decided by a majority which is to be measured by a percentage of the votes of those present; or

                        (b) it is demanded either before or immediately after any question is put to a show of hands by Members present, personally or by proxy, not being less than 10 in number and holding (or representing by proxy) between them not less than 20,000 Units; or

                        (c) it is demanded by the Chairman either before or immediately after any question is put to a show of hands.

CASTING VOTE      14.10 If votes are equal, whether on a show of
                        hands or on a poll, the Chairman has a casting vote in addition to the vote or votes (if any) to which the Chairman is otherwise entitled.

PROXIES           14.11 A Member may be represented at a meeting by proxy.
                        Proxies are governed by the Corporations Law. A proxy shall have the same rights as its appointing Member to vote whether on a poll or a show of hands, to speak and to be reckoned in a quorum. The Manager is not obligated to enquire whether a proxy has been validly given. A proxy expires after 12 months. A proxy is still valid after it is revoked or after the Member who gave it dies or becomes under a legal disability, unless the Manager has received written notice of that fact before the meeting at which the proxy is used.

REPRESENTATIVES   14.12 A body corporate may be represented at a meeting by a person appointed in the manner provided by the Corporations Law. The Manager may accept a certificate executed by the body corporate as evidence of the person's appointment. The person may exercise on the body's behalf the same powers as the body could if it were a natural person and the body is taken to be present at the meeting in person.

OTHER ATTENDEES   14.13 The Manager and its advisors and the Auditor may
                        attend and speak at any meeting, or invite any other person to attend and speak.

RESOLUTIONS       14.14 A Resolution binds all Members of the Trust, whether or
BINDING not they are present at the meeting. No objection may be made to any vote cast unless the objection is made at the meeting.

MINUTES           14.15 The minutes of a meeting of Members  signed by the
                        Chairman of the meeting are evidence of the matters stated in them unless the contrary is proved.

OPTION HOLDERS 14.16 The Manager may convene a meeting of Option Holders or a Class of Option Holders and must do so if required by the Corporations Law. If it does so, CLAUSES 14.2 TO 14.15 inclusive apply as if they referred to Option Holders rather than Members.

15    RIGHTS AND LIABILITIES OF MANAGER
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HOLDING UNITS     15.1  The Manager and its associates may hold Units and
                        Options in the Trust.

OTHER CAPACITIES  15.2  Subject to their acting at all times with good faith to all Members and Option Holders nothing in this deed restricts the Manager or its associates from:

                       (a) dealing with the Trust or any Member or Option Holder; or

                       (b) being interested in any contract or transaction with the Trust or any Member or Option Holder or retaining for its own benefit any profits or benefits derived from any such contract or transaction; or

                       (c) acting in the same or a similar capacity in relation to any other scheme,

                        and neither the Manager nor its associates shall be liable to account to any Member in relation to any act, matter, transaction or dealing of a kind described in this CLAUSE 15.2.

LIMITATION ON     15.3  Subject to the Corporations Law, if the Manager acts in
LIABILITY               good faith and without default or negligence, it is not
                        responsible to Members or Option Holders for any loss suffered in respect of the Trust. The liability of the Manager in relation to the Trust is in any case limited to the Assets of the Trust.

SPECIFIC          15.4  Without limiting CLAUSE 15.3, when acting in good
LIMITATIONS-            faith, without negligence, fraud, breach of trust or
MANAGER                 breach of - duty, the Manager will not be liable to
                        any Member or any future Manager or any other person
                        for loss caused by:-

                        (a)   the Manager's acts or omissions in reliance on:-

                              (i) provided it has been maintained in good faith by the Manager, the register;

                              (ii)  the authenticity of any document;

                              (iii) opinion, advice or information of any
                                    barrister, solicitor, accountant, valuer or other expert instructed by the Manager; or

                              (iv)  information from any banker or the
                                    Auditor;

                                    provided the Manager has no reason
                                    to believe the relevant material not to be authentic or the expert not to have the relevant expertise;

                        (b) any act, omission, neglect or default of any person;

                        (c) any act or omission required by law or by any court of competent jurisdiction;

                        (d) any particular price or reserve not having been realised;

                        (e) any unnecessary payment having been made to any fiscal authority; or

                        (f) any act or omission of an operator of any securities title, transfer or holding system;

                        to any greater extent than the amount which the Manager is entitled to and does recover through its right of indemnity from the Assets of the Trust actually vested in the Manager in accordance with this deed.

EXERCISE OF       15.5  The Manager may decide how and when to exercise its
DISCRETION              powers in its absolute discretion.

INDEMNITY         15.6  The Manager is entitled to be indemnified out of the
                        Assets of the Trust for any liability incurred by the Manager in properly performing or exercising any of its powers or duties in relation to the Trust. This indemnity is in addition to any indemnity allowed by law, but does not extend to liabilities arising:

                        (a)   from a breach of trust; or

                        (b) where the Manager fails to show the degree of care and diligence required of a Manager having regard to its powers, authorities and discretions under this deed,

                        unless the Members decide otherwise by Special Resolution with respect to specific acts or omissions or on the Manager ceasing to act.

LIMITATION OF     15.7  Any contract or agreement entered into by the Manager
LIABILITY TO            in its capacity as Manager may incorporate a term
CONTRACTING             whereby the extent of the Manager's liability with
PARTIES                 respect to obligations that it incurs under such
                        contract or agreement is limited to the Assets of the Trust except for any liability which the Manager may have as a result of its fraud, negligence, default or breach of duty.

16    LIABILITY OF UNIT HOLDERS
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LIABILITY LIMITED 16.1  The liability of a Member is limited to the
                        Application Price paid or agreed to be paid for a Unit. A Member need not indemnify the Manager if there is a deficiency in the Net Assets of the Trust or meet the claim of any creditor of the Manager in respect of the Trust.

RECOURSE LIMITED  16.2  The recourse of the Manager and any creditor is limited to the Assets of the Trust.

17    EXCLUSION OF PARTNERSHIP OR AGENCY
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NO PARTNERSHIP OR       Nothing in this deed gives rise to any  relationship of
AGENCY partnership or agency between the Manager and/or any Member.

18    REMUNERATION AND EXPENSES
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MANAGER           18.1  The Manager is entitled to a quarterly management fee which shall not exceed the amount determined by the following formula ("Manager's Fee Formula"):

                                              F = .0055N - M
                                                  ------
                                                      4

                        Where:

                        F = the Manager's quarterly fee expressed in US Dollars which, if a negative amount, shall be deemed to be zero;

                        N = the US Dollar equivalent of the Fee Assets determined as at the last day of the quarter for which the Manager's Fee is calculated ("Relevant Quarter");

                        M = the relevant proportion of all other fees received by the Manager or its related bodies corporate in respect of the Relevant Quarter for funds management or advisory services (but not property management, development or other operations or administrative services including without limitation leasing, architectural, engineering, accounting, auditing, legal and data processing services) provided in relation to any corporation or other entity in which an interest held directly or indirectly by the Manager comprises an Asset. Such fees shall be converted to their US Dollar equivalent as at the date of receipt by the Manager
                              (except where received in US Dollars). The relevant proportion of such fees shall be the proportion that the ownership interest held by the Manager bears to the total of all ownership interests in such corporation or entity at the end of the Relevant Quarter.

                        The Manager's quarterly fee shall be paid in US Dollars in arrears on a provisional basis within 3 business days of the end of each quarter and shall be subject to final adjustment as soon as the Fee Assets as at the last day of the Relevant Quarter can be definitively ascertained based upon the next available accounts of the Trust or of entities comprising Assets which are Entity Interests (as applicable) which are audited or which contain an audit review opinion and which cover a period which includes the quarter in respect of which the fee has been provisionally paid. The amount of any overpayment shall be carried forward and deducted from the Manager's quarterly fee to be paid in respect of the immediately succeeding quarter. The amount of any underpayment shall be immediately paid to the Manager. That period, being less than a quarter, occurring at the commencement or immediately prior to the termination of the Trust shall be deemed to be a quarter for the purposes of the Manager's Fee Formula. If at any time the income of the Trust is not sufficient to pay any part of the quarterly management fee then due, the Manager's entitlement to the shortfall will be carried forward until the following quarter and so on until the income of the Trust is sufficient to allow it to be paid.

                        If the Corporations Law requires this fee only to be available in respect of the proper performance of the Manager's duties, then if it is finally and conclusively established that the Manager has not properly performed its duties in any respect, an appropriate pro-rata adjustment will be made to the Manager's fee for the appropriate period.

WAIVER OF FEES    18.2  The Manager may accept a lower fee than it is entitled to receive under this deed, and may defer payment of its fee for any period. Where payment is deferred, the fee still accrues daily until paid.

EXPENSES          18.3  All expenses reasonably and properly incurred by the
                        Manager in connection with the Trust or in properly performing its obligations under this deed are payable or reimburseable out of the Assets of the Trust. This includes (without limitation) expenses or overheads connected with:

                        (a) this deed and the formation of the Trust, any supplemental deed and the approval of this deed and of any supplemental deed by the ASIC and ASX;

                        (b) preparation, review, lodgement, registration, distribution and promotion of any prospectus or offering memorandum in respect of Units or Options;

                        (c) the sale, purchase, insurance and/or custody of and any other dealing with Assets;

                        (d) investigating and evaluating any proposed purchase, sale or other dealing with an investment;

                        (e) the acts of the Manager or its agents in connection with the administration, management and promotion of the Trust, its Assets and Liabilities and property and project management fees and expenses;

                        (f) the issue of Units, Options or any interests in, or rights associated with Units or Options or any other obligation (including any securities or debt instruments of any kind) issued by the Trust;

                        (g) any underwriting arrangement including, without limitation, underwriting fees, handling fees, costs and expenses, amounts payable under indemnity or reimbursement provisions in the underwriting agreement and any amounts becoming payable in respect of any breach (other than for negligence, fraud or breach of duty) by the Manager of its obligations, representations or warranties under any such underwriting agreement;

                        (h) convening and holding meetings of Members and Option Holders, the implementation of any Resolutions and communications with Members and Option Holders;

                        (i) Tax (including any amount charged by a supplier of goods or services or both to the Manager by way of or as a reimbursement for GST) and financial institution fees;

                        (j) the engagement of underwriters, agents, valuers, legal (on a full indemnity basis) and other advisers and contractors of all kinds;

                        (k) preparation and audit of the Taxation returns and accounts of the Trust;

                        (l) termination of the Trust and the retirement or removal of the Manager and the appointment of a new Manager;

                        (m) institution, prosecution, defence and compromise any court proceedings, arbitration or other dispute concerning the Trust or any Asset or Liability, including proceedings against the Manager (except to the extent that the person incurring the expenses is found by a court to be in breach of trust, in default or to have been negligent); and

                        (n) the compliance committee established by the Manager in connection with the Trust (if any), including any fees paid to or insurance premiums paid in respect of compliance committee members;

                        (o) while there is no compliance committee, any costs and expenses associated with the board of directors of the Manager carrying out the functions which would otherwise be carried out by a compliance committee, including any fees paid to, or insurance premiums paid in respect of, external directors appointed to satisfy the requirements of Chapter 5C of the Corporations Law;

                        (p) the preparation, implementation, operation, amendment and audit of the compliance plan;

                        (q) any costs incurred in connection with or as a result of any agreement in connection with the Trust to which any Member is a party and any costs which such agreement provides are to be borne by the Trust;

                        (r) interest, discount and acceptance fees for bill facilities, all borrowing, hedging or facility costs and like amounts;

                        (s) any actual or proposed investment, acquisition, realisation, disposal, valuation, maintenance, alteration, improvement, enhancement, receipt, collection or distribution of any Assets;

                        (t) fees payable to any person (not associated with the Manager) authorised by the Manager to hold the Assets;

                        (u) establishing and maintaining the register of Members and of Option Holders, the Trust accounting system and records and the investment register (including operation and development of computer facilities, both software and hardware, salaries and on costs);

                         (v) fees payable to the ASIC or any other regulatory
                             authority;

                         (w) ASX and share registry fees (including listing
                             and quotation fees);

                         (x) preparing, printing and posting accounts, cheques
                             and documents, or making payments, to Members and Option Holders;

                         (y) amounts payable to advisers, agents, brokers,
                             contractors, underwriters or other persons engaged by the Manager under the Deed (including legal costs on a full indemnity basis);

                         (z) entering the Trust in any survey;

                         (aa)fees payable to any ratings organisation;

                         (bb)performance of the Manager's duties, exercise of
                             the Manager's rights or powers, compliance with the law and the Listing Rules, and any request or requirement of the ASIC;

                         (cc)fees payable to Austraclear Limited or any other
                             securities system authorised by the Manager to hold Assets;

                         (dd)dealing with applications for and redemption of,
                             and determining the Issue Price and Redemption Price of, Units; and

                         (ee)the transition of the Trust under the Managed
                             Investments Act 1998,

                        but does not include the amount of any credit or refund of GST to which the Manager is entitled as a result of incurring such expenses.

DEFERRAL          18.4  The Manager may defer reimbursement of any or
                        all expenses under CLAUSE 18.3 for any period it determines.

GST               18.5  The fees  payable  to the  Manager  under  this deed do not include any amount referable to GST. If the Manager is or becomes liable to pay GST in respect of any supply under or in connection with this deed
                        (including, without limitation, the supply of any goods, services, rights, benefits or things) then, in addition to any fee or other amount or consideration payable to the Manager in respect of the supply, the Manager is entitled to be paid an additional amount on account of GST, such amount to be calculated by multiplying the fee, amount or consideration for the part of the supply which is a taxable supply for GST purposes by the prevailing rate of GST, and the Manager shall be entitled to be reimbursed or indemnified for such amount of GST out of the Assets.

                  18.6 If as a result of the imposition or introduction of GST and any reduction or abolition of any other Tax in conjunction with the imposition or introduction of GST, the Manager determines that:

                        (a) there is any direct or indirect increase in the cost to the Manager of performing its duties under this deed (including, without limitation, any increase in the amount charged by any supplier to the Manager of goods, services, rights benefits or any other thing); or

                         (b) there is any direct or indirect reduction in any amount received or receivable by the Manager or in the effective financial return to the Manager in connection with the proper performance of the Manager's duties under this deed (including, without limitation, the return on the Manager's overall capital which could have been achieved but for the imposition or introduction of GST);

                        and such increased cost or reduction is not compensated for by any other provision of this deed, then the Manager may recover from the Assets such amount as, in its sole opinion but acting reasonably, will compensate the Manager for such increased cost or reduction.

19    TERMINATION
-------------------------------------------------------------------------------

PROCEDURE         19.1  On termination of the Trust, the Manager must
                        realise the Assets of the Trust. This must be completed in 180 days if practical and in any event as soon as reasonably possible after that. The
                        Manager may make partial distributions.

FINAL             19.2  Subject to the rights, obligations and restrictions
DISTRIBUTION            attaching to any particular Units or Classes, any net
                        proceeds of realisation, after discharging or providing for all Liabilities of the Trust and meeting the expenses of termination, must be distributed pro rata to Members according to the number of Units they hold
                        (but excluding from this calculation Units which do not have any rights to participate in the net proceeds of realisation).

AUDIT OF WINDING  19.3  If and to the  extent  that ASIC  policy so  requires,
UP the Manager must arrange for independent review or audit of the final accounts of the Trust by a registered company auditor.

20    AMENDMENTS TO TRUST DEED
-------------------------------------------------------------------------------

                        The Manager may by supplemental deed alter this deed in accordance with and subject to the Corporations Law.

21    BENEFICIAL OWNERSHIP OF UNITS
-------------------------------------------------------------------------------

DEFINITIONS       21.1  For the purposes of this CLAUSE 21:-

                        (a) a person has a "RELEVANT INTEREST" in a Unit if that person has power to exercise or to control the exercise of, the right to vote attached to that Unit or to dispose of or to exercise control over the disposal of that Unit and the provisions of sections 30 to 43 inclusive of the Corporations Law apply to this clause except that in the application of those provisions to this clause, reference to a "SHARE" or "VOTING SHARE" means "UNIT", "BODY CORPORATE" means "TRUST" and "DIRECTORS" means "DIRECTORS OF THE MANAGER";

                        (b) "RELEVANT INSTRUCTIONS" means instructions or directions:

                              (i) in relation to the acquisition or disposal of a Unit;

                              (ii) in relation to the exercise of any voting
                                   or other rights attached to a Unit; or

                             (iii) in connection with any other matter
                                   relating to a Unit.

PRIMARY NOTICE    21.2  The Manager, by notice in writing given
                        to a Member, may require the Member, within 14 days after receiving the notice, to furnish to the Manager a statement in writing setting out:-

                        (a) full particulars of the Member's relevant interest in Units specified in the notice (the "SPECIFIED UNITS") and of the circumstances by reason of which the Member has that interest; and

                        (b)  so far as it is known to the Member:-

                             (i) full particulars of the name and address of every other person (if any) who has a relevant interest in any of the specified Units;

                             (ii) full particulars of each such interest and
                                  of the circumstances in which the other
                                  person has that interest; and

                             (iii)full particulars of the name and address of
                                  each person (if any) who has given to the Member relevant instructions in relation to any of the specified Units, full particulars of those relevant instructions, and the date or dates on which those relevant instructions were given.

SECONDARY NOTICE  21.3  The Manager, by notice in writing given to a Member, may require that Member to procure the person nominated in the notice or alternatively may require the Member, within 14 days after receiving the notice, to give to the Manager a statement in writing setting out:-

                        (a) full particulars of any relevant interest that the person nominated in the notice has in any specified Units and of the circumstances by reason of which the person nominated has that interest; and

                        (b) so far as it is known to the Member or the person nominated:

                             (i) full particulars of the name and address of every other person (if any) who has a relevant interest in any of the specified Units;

                             (ii) full particulars of each such interest and of the circumstances in which the other person has that interest; and

                             (iii) full particulars of the name and
                                   address of each person (if any) who has
                                   given to the person to whom the notice
                                   is addressed relevant instructions in
                                   relation to any of the specified Units,
                                   details of those relevant instructions,
                                   and the date or dates on which those
                                   relevant instructions were given.

SEPARATE REGISTER 21.4  Where the Manager, pursuant to a notice given to a person under CLAUSES 21.2 OR 21.3, receives information that a person other than the Member has a relevant interest in Units, the Manager must enter in a separate part of the register, in relation to that Member, the name and address of each other person who, according to the information received by the Manager, has a relevant interest in those Units, together with particulars of that interest and of the circumstances by reason of which the person has the interest and the date of entry in the register.

INFORMATION       21.5  Where the Manager, pursuant to a notice given to a
                        person under CLAUSES 21.2 OR 21.3, receives information that a person other than the Member has given relevant instructions in relation to any Units, the Manager must enter in a separate part of the register in relation to that Member, the name and address of each other person who, according to information received by the Manager, has given relevant instructions in relation to any of the Units, together with particulars of the relevant instructions and the date of entry in the register.

INSPECTION        21.6  The separate part of the register kept under
                        CLAUSES 21.4 AND 21.5 is open to inspection by the Manager, the Auditor and Members only and the Manager must not furnish a copy of that part of the register to any other person unless required to do so by law.

DISPOSAL          21.7  Where the Manager is satisfied  that a Member has
                        failed to comply with any request made by the Manager under CLAUSES 21.2 OR 21.3, the Manager may require, by notice in writing to that Member, the disposal (but not the redemption) of the specified Units or any part of them within the time specified in the notice. In the absence of any such requirement by the Manager, the Member concerned is not entitled in any way to set aside or cancel any transaction whereby the Member acquired a relevant interest in any Units, nor to claim any refund or to otherwise recover any money paid in respect of the Units.

NON-COMPLIANCE    21.8  If the requirements of the notice referred to
                        in CLAUSE 21.7 are not complied with by the Member within the time specified in the notice, the Manager may cause the specified Units to be sold in a manner determined by the Manager.

BRANCH REGISTER   21.9  If the Units sold in accordance with
                        the provisions of CLAUSE 21.7 are registered on a branch register the Manager may cause those Units to be transmitted to the principal register of the Trust.

EFFECTING         21.10 The Manager may:-
TRANSFER
                        (a) appoint a person to effect as transferor a transfer in respect of any Units sold in accordance with the provisions of CLAUSE 21.8 and to receive and give good discharge of the purchase money for the Units; and

                        (b) register the transfer notwithstanding that the certificate (if any) for the Units has not been delivered to the Manager and may issue a certificate (if required) to the transferee.

SALE PROCEEDS     21.11 The  purchase  money less the  expenses of any sale
                        made in accordance with the provisions of CLAUSE 21.8 must be paid to the Member whose Units were sold provided the Member has delivered to the Manager for cancellation the relevant certificate (if any). Failing delivery, the Manager may sue the Member in detinue for recovery of the certificate (if any) and the Member is not entitled to deny or dispute the Manager's ownership and right to possession of the certificate in any legal action.

OPERATION OF      21.12 Subject to CLAUSE  21.13,  CLAUSES 21.7 TO 21.11 shall
PROVISIONS              have no effect.

SANCTION OR       21.13 CLAUSE  21.12  shall  have no force and  effect on and
PENALTY from any date on which it is permissible under the Listing Rules and the Corporations Law to include within this deed a sanction or penalty which entitles the Manager or any other person (or any of them) to enforce or give effect to any provisions in this deed relating to takeover offers or substantial Unit holdings.

APPLICATION       21.14 In  circumstances where CLAUSES 21.7 TO 21.11 have
                        effect they shall:

                        (a) apply only at times when Units are Officially Quoted; and

                        (b) create a personal right of action in each Member and the Manager and may be enforced by action of any one or more of the Members, or the Manager.

NO LIABILITY      21.15 Nothing in this CLAUSE 21 renders
                        the Manager liable or responsible by reason of any person acquiring Units in the Trust in contravention of this CLAUSE 21 or failing to comply with the obligations imposed by this CLAUSE 21.

22    LIMITATION ON UNIT  HOLDINGS AND NOTIFICATION OF SUBSTANTIAL
      UNIT HOLDINGS
-------------------------------------------------------------------------------

CHANGES IN        22.1  The provisions of this CLAUSE 22 do not operate:
CORPORATIONS LAW
                        (a)   after the Corporate Law Economic Reform Bill 1998
                              takes effect as law; and

                        (b) to the extent that this clause is inconsistent with the Corporations Law.

INTERPRETATION    22.2  In this CLAUSE 22 unless the  context  indicates a
                        contrary intention:

                        (a) In the application of the relevant provisions of the Corporations Law to this CLAUSE 22 a reference in the Corporations Law to:

                              (i)   "TAKE-OVER  OFFER" and  "OFFER"  means
                                    an offer to acquire Units which is made
                                    substantially in accordance with the
                                    provisions of Part 6.3 of the Corporations
                                    Law;

                              (ii)  "OFFEROR"  means a person who makes a
                                    take-over offer or an offer;

                              (iii) "TAKE-OVER ANNOUNCEMENT" or "ON-MARKET
                                    OFFER" means an offer to acquire Units
                                    which is made substantially in
                                    accordance with the provisions of Part
                                    6.4 of the Corporations Law;

                              (iv) "ON-MARKET OFFEROR" means a person who makes a take-over announcement or on-market offer;

                              (v)   "COMPANY" means Trust;

                              (vi)  "SHARE" means Unit and "SHARE IN A
                                    corporation"  and "SHARES IN A BODY
                                    CORPORATE" means units in a trust;

                              (vii) "MEMBER" or "SHAREHOLDER" means Member; and

                              (viii) "ACQUISITION", "ACQUIRE" or "ACQUIRING"
                                     shall exclude acquisition, acquire, or
                                     acquiring  by way of an allotment or
                                     issue of Units.

                        (b) References in Part 1.2 Division 2 of the Corporations Law to "THE BODY'S BOARD" and in
                              section 621 of the Corporations Law to "THE
                              DIRECTORS OF THE COMPANY" mean the board of directors of the Manager.

                        (c) References in Part 1.2 Division 5 of the Corporations Law to "A SHARE" or "THE SHARE" means a unit in a trust or a share in a body corporate, as the circumstances require.

                        (d) Subject to the provisions of this CLAUSE 22.2, section 609, Part 1.2 Division 2 and
                              Part 1.2 Division 5 of the Corporations Law applies mutatis mutandis to this CLAUSE 22 as if specifically incorporated therein.

                        (e) Reference in CLAUSE 22.3 to "THE PRESCRIBED PERCENTAGE" has the meaning referred to in section 615 of the Corporations Law.

                        (f)   The provisions of Chapter 6 of the
                              Corporations Law requiring notices,
                              statements and other documents to be given to the company or the target company shall be deemed to require such notices, statements or other documents to be given to the Manager.

                        (g) Reference in Chapter 6 of the Corporations Law to the appointment of an expert shall be deemed to be a reference to an expert appointed by the Manager.

                        (h) Reference in CLAUSE 1 of each of Part B and Part D of section 750 of the Corporations Law to "EACH DIRECTOR OF THE TARGET COMPANY" shall be deemed to be a reference to each director of the Manager.

                        (i) Reference in the relevant provisions of Chapter 6 of the Corporations Law to the approval or requirement or consent of the Commission shall be deemed to mean the approval or requirement of consent of the Manager.

                        (j) A person who proposes to make an offer to which this CLAUSE 22 relates shall not serve a statement that purports to be a Part A statement on the Trust or make an offer unless:

                              (i)   a copy of the statement and a copy of
                                    the proposed offer to which the
                                    statement relates have been served on
                                    the Manager not less than 10 business
                                    days before the day on which the
                                    statement is proposed to be served; and

                              (ii) the Manager has either given the person who proposes to make the offer notice in writing of its acceptance of the statement and the offer, or the Manager is deemed to have accepted the statement and the offer under CLAUSE 22.2(1).

                        (k) The Manager must not give its acceptance in respect of a statement or an offer under CLAUSE 22.11 unless it is of the opinion upon any information presented to it by the person who proposes to make the offer that:-

                              (i) the statement and the proposed offer are in such a form that, if they were a Part A statement or a proposed offer required to be lodged with the Commission under section 644 of the Corporations Law,
                                    both the statement and the proposed offer would comply with the requirements of the Corporations Law; and

                              (ii)  to the knowledge of the Manager based
                                    on that information neither the
                                    statement or the proposed offer
                                    contains any matter that is false in a
                                    material particular or that is
                                    materially misleading.

                        (1) Subject to CLAUSE 22.2(K) the Manager will give written notice of its acceptance of any statement and proposed offer served on it under CLAUSE 22.11 within 10 business days of the date of service of the statement and proposed offer failing which the statement and proposed offer will be deemed to have been accepted by the Manager as at 5:00pm on the day being 10 business days after the date of service of the statement and proposed offer on the Manager.

                        (m)   A statement or an offer served in
                              contravention of CLAUSE 22.2(J) will have no force or effect.

ACQUISITIONS      22.3  Except as provided in this CLAUSE 22, a person shall
EXCEEDING 20%           not, either alone or together with another person or
                        other persons, be eligible to acquire Units in the Trust if:-

                        (a) any person who is not entitled to any Units or is entitled to less than the prescribed percentage of the Units on issue would immediately after the acquisition, he entitled to more than the prescribed percentage of the Units on issue; or

                        (b) any person (hereinafter referred to as the "RELEVANT PERSON") who is entitled to not less than the prescribed percentage, but less than 90% of the Units on issue would immediately after the acquisition, be entitled to a greater percentage of the number of Units on issue than the percentage to which that relevant person was entitled immediately before the acquisition.

EXEMPTIONS        22.4  The restrictions contained in CLAUSE 22.3
                        shall not apply to or in relation to an acquisition of Units made substantially in accordance with and in the manner laid down by any of sections 616 to 633 (inclusive) of the Corporations Law, which shall apply mutatis mutandis.

COMPULSORY        22.5  The provisions of the sub-sections 701(l) to (11)
ACQUISITION             inclusive and sub-sections 703(l), (2) and (3) of the
                        Corporations Law shall apply to this CLAUSE 22 as if specifically incorporated herein, provided that for such purpose:

                        (a) the consideration referred to in sub-section 701(11) of the Corporations Law shall be paid or made available to the Manager; and

                        (b)  all sums received by the Manager under this CLAUSE
                             22.5 shall be paid into a separate bank account and those sums, and any other consideration so received, shall be held on bare trust by the Manager for the several persons who were the persons who were the holders of the Units in respect of which they were respectively registered and (less expenses of the Manager properly relating thereto) shall be forwarded by post to the registered address of those persons by the Manager within 60 days of receipt. If any cheque representing moneys forwarded to a person pursuant to this CLAUSE 22.5 is not presented and cleared within a reasonable time such money will be dealt with in accordance with the governing legislation relating to treatment of unclaimed moneys held by Managers.

SUBSTANTIAL UNIT  22.6  The provisions of sections 708 to 713 inclusive and
HOLDINGS 715 of the Corporations Law shall apply with such adaptations as are necessary under this deed and with respect to those sections and any regulations made, or any forms prescribed, in relation thereto, and:-

                        (a) any reference to share, shareholder and shareholding shall be construed to mean Unit, Member and Unit holding respectively; and

                        (b) any reference to company shall be construed to mean either the Trust or the Manager as the context may require.

REGISTER          22.7  The Manager shall keep a register for the Trust in
                        which it shall forthwith enter:-

                        (a) the names of persons from whom it has received notices under CLAUSE 22.6; and

                        (b) against each name so entered, the information given in the notices.

INSPECTION OF     22.8  The register shall be open for inspection:-
REGISTER

                        (a)   by any Member of the Trust, without charge; and

                        (b) at the discretion of the Manager by any other person upon payment for each inspection of such amount as the Manager requires up to but not exceeding the amount prescribed under section 715(2)(b) of the Corporations Law, or, where the Manager does not require the payment of an amount, without charge.

VOTING RESTRICTION 22.9 Where a person has acquired Units
                        in a Trust in contravention of CLAUSE 22.3, then any Units so acquired will not be counted in voting by a poll on any resolution at a meeting of Members.

REGISTRATION AND  22.10 Subject to the Listing Rules, no Unit may be allotted
DIVESTURE               if the allotment would result in or have the effect of
                        causing a contravention of CLAUSE 22.3.

INFRINGEMENT      22.11 Where:-

                        (a) a person has acquired Units in a Trust in such circumstances as would result in or have the effect of causing an infringement or contravention of this CLAUSE 22.3 the Manager may require, by notice in writing to such person, the disposal of the Units so acquired, or any part thereof, (in this CLAUSE 22.11(A) and CLAUSE 22.12 referred to as the "SPECIFIED UNITS") within such time as is specified in the notice, provided that in the absence of any such requirement by the Manager, the Member concerned shall not be entitled in any way to set aside or cancel any transaction whereby they acquired the Specified Units, nor to claim any refund or to otherwise recover any money paid in respect thereof; or

                        (b) a Member has failed to comply with the obligations imposed on him by CLAUSE 22.6, the Manager may require, by notice in writing to such Member, the disposal of the Units in the Trust to which he is entitled, or any part thereof, (in this CLAUSE 22.11(B) and CLAUSE 22.12 referred to as the "SPECIFIED UNITS") within such time as is specified in the notice, provided that in the absence of any such requirement by the Manager, the Member concerned shall not be entitled in any way to set aside or cancel any transaction whereby he acquired the Specified Units, nor to claim any refund or to otherwise recover any money paid in respect thereof.

SALE OF UNITS     22.12 If the requirements of any such notice are not compiled with by the person to whom the notice is addressed within the time specified in the notice, the Manager may cause the Specified Units to be sold on any stock exchange on which they are quoted, or, if they are not so quoted, in a manner determined by the Manager.

TRANSFER TO       22.13 If the Units sold in accordance with the provisions of
PRINCIPAL REGISTER      CLAUSE 22.12 are registered on a branch register of the
                        Trust, the Manager may cause such Units to be transmitted to the principal Register of the Trust.

EFFECTING SALE    22.14 The Manager may:-

                        (a) appoint a person to effect as transferor a transfer in respect of any Units sold in accordance with the provisions of CLAUSE
                              22.12 and to receive and give good discharge of the purchase money therefor; and

                        (b) register the transfer notwithstanding that the certificate (if any) for such Units may not have been delivered to the Manager and issue a new certificate (if required) to the transferee, in which event the previous certificate (if any) shall be deemed to have been cancelled.

PROCEEDS  OF SALE 22.15 The purchase moneys less the expenses of any sale made in accordance with the provisions of CLAUSE 22.12 shall be paid to the Member whose Units were sold provided he has delivered to the Manager for cancellation the certificate for the Units concerned (if any). Failing such delivery, the Manager may sue such person in detinue for recovery of such certificate (if any) and the Member shall not deny or dispute the Manager's ownership and right to possession of such certificate (if any) in any such action.

NO LIABILITY      22.16 Nothing in CLAUSES 22.10 TO 22.15 shall render the
                        Manager liable or responsible by reason of any person acquiring Units in the Trust in contravention of CLAUSE 22.3 or failing to comply with the obligations imposed by CLAUSE 22.6.

INFORMATION       22.17 The Manager may at any time require, by notice in
REQUIREMENTS            writing, any person to furnish to the Manager such
                        information or evidence (on oath or otherwise verified if the Manager should so require) as the Manager may consider likely to be of assistance in determining whether or not such person is eligible to remain a Member.

NO EFFECT         22.18 Subject to CLAUSE 22.19, CLAUSES 22.2 TO 22.17 shall have no effect.

CONFORMITY WITH   22.19 CLAUSE 22.18 shall have no force and effect on and
LISTING RULES           from any date on which it is permissible under the
                        Listing Rules and the Corporations Law to include within this deed a sanction or penalty which entitles the Manager or any other person (or any of them) to enforce or give effect to any provisions in this deed relating to takeover offers or substantial
                        Unit holdings.

APPLICATION       22.20 In circumstances where CLAUSES 22.2 TO 22.17 have
                        effect, this CLAUSE 22:

                        (a) applies only at times when Units are Officially Quoted; and

                        (b) creates a personal right of action in each Member and the Manager and may be enforced by action of any one or more of the Members or the Manager.

23    SCHEMES OF ARRANGEMENT
-------------------------------------------------------------------------------

DEFINITIONS             23.1 A compromise or arrangement (collectively
                        referred to in this clause 23 as "A COMPROMISE") may be proposed by the Manager or by not less than 50 or 10% in number, whichever is the less, of the Members. The proposal must be in writing (in this CLAUSE 23 referred to as "THE NOTICE").

DETAILS OF NOTICE 23.2 (a) The Manager shall, upon preparing or receiving the
                           Notice, within twenty one (21) days summon a meeting of all Members

                        PROVIDED THAT:-

                              (i) the Notice must state the objects of the meeting and the terms of any resolution proposed to be submitted to the meeting;

                              (ii)  the Notice must be signed by the
                                    proposing party or requisitionists (as
                                    applicable) and deposited at the
                                    registered office of the Manager in New
                                    South Wales;

                              (iii) if the Manager does not within fourteen
                                    (14) days from the date of the Notice
                                    duly proceed to convene a meeting of
                                    Members the requisitionists may convene
                                    the meeting within two (2) months from
                                    the date of the Notice. Any meeting so
                                    convened shall be convened in the same
                                    manner as nearly as possible as that in
                                    which meetings are to be convened by
                                    the Manager;

                        (b) For the purposes of the meeting referred to in CLAUSE 23.2(A) above, all Members (whether of partly paid or fully paid Units) shall be treated as one class of Members.

BINDING           23.3  A compromise shall be binding on all Members and the
COMPRISE                Manager where it is approved by Members, being a
                        majority in number of all Members (whether or not attending the meeting) holding Units which carry three quarters of the votes of all Units Holders whose Units carry the right to vote at the meeting present and voting either in person or by proxy at the meeting (or any adjournment thereof), convened in accordance with CLAUSE 23.2 above.

COPY TO UNIT      23.4  A copy of every compromise approved in accordance with
HOLDERS                 theforegoing  provisions  shall be sent by the Manager
                        within seven (7) days of approval thereof to all Members.

FURTHER ASSURANCES 23.5 Each Member irrevocably authorises and empowers the
                        Manager or any officer of the Manager to execute all such transfer forms and other documents, and do all such things as may be necessary for the full and complete implementation of the provisions of any compromise approved in terms of CLAUSE 23.3 above, to receive on such Member's behalf any moneys payable to him in terms thereof, such Member undertaking to ratify anything lawfully done by the Manager in accordance with these presents.

24    PRESERVATION OF REIT STATUS
-------------------------------------------------------------------------------

REIT STATUS       24.1  Where the Assets comprise shares or stock in a
                        corporation ("RELEVANT CORPORATION") which qualifies as a real estate investment trust ("REIT") for the purposes of the Internal Revenue Code of 1986 of the United States of America ("Code") and the preservation of the status of the relevant corporation as a REIT is advantageous to the Trust or to the Members then subject to the requirements of and to the extent permitted by the law, the Listing Rules, the terms of any waiver of the Listing Rules and any Relief
                        (collectively "REQUIREMENTS"), the Manager will take such measures as it is able to ensure that the relevant corporation continues to qualify as a REIT and will refrain from taking any action that would impair the status of the relevant corporation as a REIT and shall take or refrain from taking any action necessary to prevent any other material adverse change to the Trust in connection with the ownership by the Manager of WEA
                        Stock including, but not limited to the exchange of any WEA Stock owned by the Manager for excess shares or stock in WEA. Except while the Trust is included in the Official List of the ASX, without limiting the generality of the foregoing, but subject to and to the extent permitted by the Requirements the Manager may:

                        (a) refuse to register any transfer, which, if registered, may result in the relevant corporation being "closely held" within the meaning of Section 856(h) of the Code;

                        (b) cause an appropriate number of Units in respect of which such notice has been given to be forfeited in order to ensure that the relevant corporation is not "closely held" within the meaning of Section 856(h) of the Code and in such event:

                              (i)   subject to the terms of this deed a
                                    forfeited Unit may be sold or otherwise
                                    disposed of by private sale at a price
                                    per Unit calculated in accordance
                                    with any Relief or equal to the prevailing application price of Units at the date of the sale;

                              (ii)  at any time before a sale or
                                    disposition under SUB-PARAGRAPH (I),
                                    forfeiture may be cancelled on such
                                    terms as the Manager thinks fit;

                              (iii) on a sale or other disposition under
                                    SUB-PARAGRAPH (I) the Manager shall
                                    receive the proceeds of such sale or
                                    disposition and may execute a transfer
                                    of the forfeited unit in favour of the
                                    purchaser of the Unit and such
                                    purchaser shall thereupon be registered
                                    as the Member and shall not be bound to
                                    see to the application of the proceeds
                                    of such sale or disposition nor shall
                                    his title to the Unit be affected by
                                    any irregularity or invalidity in the
                                    proceedings in relation to the
                                    forfeiture or sale or disposition of
                                    the Units;

                              (iv)  the proceeds of sale or disposition of
                                    any forfeited Unit shall be applied
                                    first towards the payment of all costs
                                    and expenses incidental to the
                                    forfeiture and sale or disposition and
                                    the balance, if any, remaining shall be
                                    paid to the Member whose Units have
                                    been forfeited and sold or otherwise
                                    disposed of.

25    GENERAL
-------------------------------------------------------------------------------

RELEVANT LAW      25.1  This deed is governed by the laws from
                        time to time in force in the State of New South
                        Wales.

SUBMISSION TO     25.2  Each party irrevocably and unconditionally submits to
JURISDICTION            the non-exclusive jurisdiction of the Courts of New
                        South Wales.

NOTICES TO        25.3  A notice required under this deed to be given to a
MEMBERS AND             Member or Option Holder must be given in writing
OPTION                  (which includes a fax) and be delivered or sent to the
                        Member or Option HOLDERS Holder at the Member's or
                        Option Holder registered address or the facsimile number (if any) last advised to the Manager for delivery of notices. For joint Members or Option
                        Holders, this means the registered address or the facsimile number of the Member or Option Holder first named in the register. A notice sent by post is taken to be received on the day after it is posted and a facsimile is taken to be received one hour after receipt by the transmittor of confirmation of transmission from the receiving facsimile machine, and proof of actual receipt is not required.

26    COMPLAINTS
-------------------------------------------------------------------------------

                  26.1 If and for so long as the Corporations Law or ASIC policy requires, if a Member submits to the Manager a complaint alleging that the Member has been adversely affected by the Manager's conduct in its management or administration of the Trust, the
                        Manager:

                        (a)   must, if the complaint is in writing,
                              acknowledge in writing receipt of the
                              complaint as soon as practicable and in any event within 14 days from receipt;

                        (b) must ensure that the complaint receives proper consideration resulting in a determination by a person or body designated by the Manager as appropriate to handle complaints;

                        (c) must act in good faith to deal with the complaint by endeavouring to correct any error which is capable of being corrected without affecting the rights of third parties;

                        (d) may in its discretion give any of the following remedies to the complainant:

                              (i) information and explanation regarding the circumstances giving rise to the complaint;

                              (ii)  an apology; or

                              (iii) compensation for loss incurred by the
                                    Member as a direct result of the breach
                                    (if any); and

                        (e) must communicate to the complainant as soon as practicable and in any event not more than 45 days after receipt by the Manager of the complaint:

                              (i)   the determination in relation to the
                                    complaint;

                              (ii) the remedies (if any) available to the Member; and

                              (iii) information regarding any further avenue
                                    for complaint.

27    COMPLIANCE COMMITTEE
-------------------------------------------------------------------------------

COMPLIANCE                    If any Compliance Committee Member incurs a
COMMITTEE                     liability in that capacity in good faith, the
                              Compliance Committee Member is entitled to be indemnified out of the Assets in respect of that liability to the extent permitted by law.

-------------------------------------------------------------------------------


                               FIRST SCHEDULE
                                (Clause 1.1)

                          WESTFIELD AMERICA TRUST



                  RULES FOR DISTRIBUTION REINVESTMENT PLAN

1.   DEFINITIONS

     In these Rules, the following words and phrases have the following meaning unless the contrary intention appears:

     (a) Words and expressions used in the Trust Deed shall have the same meanings when used in these Rules.

     (b)  "BUSINESS DAY" has the same meaning as it has in the Listing
          Rules.

     (c) "CURRENT ACCRUAL PERIOD" means the Accrual Period during which Units are to be issued under the Plan.

     (d) "DISTRIBUTION PER UNIT" means the total distribution paid to Members of Units (that ranked in full for the distribution) divided by the total number of Units on issue (that ranked in full for the distribution) at the end of the Record Date for that distribution.

     (e) "IMMEDIATELY PRECEDING ACCRUAL PERIOD" means the Accrual Period immediately preceding the Current Accrual Period.

     (f)  "PARTICIPANT" means each Member who is participating in the Plan.

     (g) "PLAN" means the distribution reinvestment plan established by these Rules.

     (h)  "RECORD DATE" has the same meaning as it has in the Listing
          Rules.

     (i) "TERMINATION DATE" means the day on which the participation of a Participant in the Plan is terminated pursuant to these Rules.

     (j) "UNITS" means ordinary fully paid Units which do not have any special rights, obligations or restrictions and include Units issued under the Plan.

2.   PARTICIPATION IN THE PLAN

     (a) Subject to the rights, obligations and restrictions attaching to any Units or classes, each Member may apply for participation in the Plan.

     (b) A Member having a registered address in a country other than Australia and New Zealand may not be eligible to participate in the Plan because of legal requirements applying in that country. The issue of Units to Members who at the time of issue are not resident in Australia will be subject to all necessary statutory approvals. It will be the responsibility of each Member to obtain any such approvals.

     (c) An application must be in writing in a form acceptable to the Manager and must authorise the Manager to withhold the whole or such part as the Member may nominate of all cash distributions payable on the Units of the Participant following the date of acceptance of the application of the Participant by the Manager. On acceptance of the application, the Manager must enter in the register of Members such details in relation to the Participants participating in the Plan as the Manager considers necessary.

     (d) An application form for participation in the Plan may be lodged at any time up until the Record Date for a distribution in order to enable the Participant to participate in the Plan with respect to that distribution.

3.   MANAGER

     The Manager will act as agent and nominee for each Participant, but only for the purpose of the Plan.

4.   SUBSCRIPTION FOR UNITS

     (a) Subject to RULE 4(B), the Manager will apply all cash distributions withheld on behalf of a Participant under the Plan in subscribing for further Units to be issued in the name of that Participant. Subscriptions will be made on any day in February and August in each year and Units so created will rank for all distributions from the first day of the month immediately following their creation so that such Units participate in income distributed in respect of the Accrual Period in which they were created in proportion to the part of that Accrual Period (calculated in days) for which such Units ranked for distribution of income.

     (b) The Manager must hold any fraction remaining after subscribing for Units at the issue price for future reinvestment in Units under the Plan on behalf of the Participant.

     (c) Following each issue, a Participant will receive a statement listing the amount of the total cash distribution withheld, the number of Units issued, the issue price per Unit and the amount of any remaining fraction.

5.   ISSUE PRICE OF UNITS

     The issue price for each Unit to be issued at a particular date to Participants pursuant to the Plan is the weighted average Market Price during the five Business Days after the date on which trading of the Units becomes ex entitlement to the relevant distribution with the following adjustments:

     (a)   less an amount equal to:

            (i)   the  distribution  per Unit for the distribution in
                  respect  of  the  immediately   preceding   Accrual
                  Period;

            (ii)  multiplied by the fraction where:

                  (A) the numerator is the number of days in the period from the first day of the Current Accrual Period up to and including the last day of the month during which the relevant distribution is to be paid; and

                  (B) the denominator is the number of days in the Current Accrual Period.

     (b)    less any amount determined by the Manager.

     (c) the issue price calculated under this Rule will be rounded to the nearest whole cent (0.50 of one cent being rounded down).

6.   STOCK EXCHANGE QUOTATION

     The Manager will apply for quotation on the ASX of Units issued pursuant to the Plan.

7.   ALTERATION TO PARTICIPATION

     At any time up until the Record Date for a distribution, a Participant may, by notice in writing to the Manager, alter the proportion of the distribution to be withheld by the Manager pursuant to the Plan.

8.   TERMINATION

     (a)    BY NOTICE

            At any time up until the Record Date for a distribution, a Participant may terminate participation in the Plan by notice in writing to the Manager in a form acceptable to the Manager.

     (b)    ON TRANSFER

            A Participant will cease to participate in the Plan in respect of all or so many of the Units of the Participant as may be transferred to a third party on registration of such transfer in the register of Members kept by the Manager in accordance with the Trust Deed.

     (c)    ON DEATH

            If the Manager receives written notice of the death of a Participant, such notice will terminate the participation in the Plan of that Participant and of all the other Participants (if any) with whom that deceased Participant was a joint Participant.

9.   DISTRIBUTION OF FRACTIONS ON TERMINATION OF PARTICIPATION IN THE PLAN

     On termination of participation in the Plan, any fraction held by the Manager on account of a Participant pursuant to Rule 4(b) will be forwarded by cheque to the last registered address of that Participant.

10.  TERMINATION OF PLAN OR OF PARTICIPATION BY MANAGER

     The Manager may terminate or suspend the participation in the Plan of any Participant by not less than 7 days' written notice to the Participant and may terminate or suspend the Plan by not less than 30 days' written notice to all Participants. In either case termination or suspension will take effect on the date specified by the Manager in the notice. The Manager may reinstate the Plan following a suspension by not less than 30 days' written notice to all Members.

11.  LIABILITY OF MANAGER

     Subject to the Corporations Law, if the Manager acts in good faith and without gross negligence, it is not liable in contract, tort or otherwise to any Member for any loss suffered in any way relating to the Plan, including, without limitation any claim:

     (a) arising out of a failure to terminate a Participant's participation in the Plan on the Participant's death prior to receipt of a notice in writing of such death; or

     (b)  with respect to the prices at which Units are subscribed for.

12.  NOTICES

     Any notice or other communication given by any Participant to the Manager in connection with the Plan must be in writing addressed to the Manager at such address as notified in writing by the Manager to the Participant from time to time.

13.  NOTICE TO PARTICIPANTS

     Any notice or other communication given by the Manager to any Participant must be in writing and will be deemed to have been sufficiently given for all purposes by being sent by prepaid post to the Participant at the address which last appears in the register of Members kept in accordance with the Trust Deed.

14.  ALTERATIONS TO THE RULES

     These Rules may be altered, amended, deleted or added to as provided for in the Trust Deed. The Manager must ensure that these Rules are in no way inconsistent with the provisions of the Trust Deed as amended from time to time.

15.  PROPER LAW

     The terms and conditions of the Plan and its operations shall be governed by the laws of the State of New South Wales.


-------------------------------------------------------------------------------

                                 SCHEDULE 2


        TERMS OF ISSUE OF SERIES A CLASS UNITS, SERIES B CLASS UNITS
                          AND SERIES C CLASS UNITS





-------------------------------------------------------------------------------

                              SECOND SCHEDULE

SERIES A CLASS UNITS, SERIES B CLASS UNITS AND SERIES C CLASS UNITS

1.    DEFINITIONS AND INTERPRETATION

1.1 Terms defined in the Westfield America Trust Deed (as amended by Deeds of Variation including Deed of Variation No 4 and as further amended from time to time) (`TRUST DEED') have the same meanings in this Schedule unless the context otherwise requires.

1.2   In this Schedule,

      `BANKRUPTCY EVENT': means any one of the following events with respect to a body corporate:

     (a) a court of appropriate jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against the body corporate in an involuntary case;

          (ii) appoints a Receiver of the body corporate for all or substantially all of its property; or

          (iii) orders the liquidation of the body corporate; or

     (b) pursuant to or within the meaning of any Bankruptcy Law, the body corporate:

          (i)  commences a voluntary case;

          (ii) consents to the entry of an order for relief in an involuntary case;

          (iii) consents to the appointment of a Receiver of it or for all or substantially all of its property; or

          (iv) makes a general assignment for the benefit of its creditors.

      `BANKRUPTCY LAW': Title 11, U.S. Code, or any similar federal or state law of the United States of America for relief of debtors.

      `BUSINESS DAY': a day other than: Saturday, Sunday, New Years Day, Good Friday, Easter Monday, Christmas Day, Boxing Day and any other day which the ASX shall declare and publish is not a business day.

      `CONVERSION': the variation of rights attaching to a Series A Class Unit, a Series B Class Unit or a Series C Class Unit under CLAUSE 8 of this Schedule.

      `CONVERSION DATE': for Series A Class Units means 29 June 2001, for Series B Class Units means 28 June 2002 and for Series C Class Units means 30 June 2003.

      `CONVERSION NUMBER': the number of fully paid Ordinary Units determined by the following formula:

                              CN =         AP
                                    -------------
                                    MV x (1 - D)

      Where:

      CN = Conversion Number

      AP = Application Price of $50.20

      D = 0.05

      MV = the meaning defined in this CLAUSE 1 of this Schedule.

      provided that if CLAUSE 6 applies, then the Conversion Number will be determined in accordance with that clause.

      'DESIGNATED ENTITY': means any one of the following entities:

      (a)   Westpac Banking Corporation;

      (b)   Commonwealth Bank of Australia;

      (c)   Australia and New Zealand Banking Group Limited;

      (d)   National Australia Bank;

      (e)   WEA; and

      (f) any such entity which the Manager determines will be a Designated Entity.

      'DISCOUNT ELEMENT': is $2.64.

      'DISCOUNT ELEMENT NUMBER OF ORDINARY UNITS': is the number of fully paid Ordinary Units determined by the following formula:

                        (Discount Element)
                         ----------------
                                MV

      'EXCHANGE RATE: the spot rate for the exchange of Australian Dollars to US Dollars determined for the date upon which the exchange of currencies is to take place as quoted on the Reuters Screen `HSRA' or any equivalent replacement reference page at 4.00pm on that date provided that if no such rate is available then the `Exchange Rate' means the average of mid-rates as quoted by any two of National Australia Bank, Commonwealth Bank of Australia, Westpac Banking Corporation and Australia and New Zealand Banking Group Limited at 4.00pm on that date.

      'INSTALLMENT': means $50.00.

      'MV': the average of the daily weighted average of the prices at which fully paid Ordinary Units were sold on the ASX for the 20 consecutive Business Days (but excluding from this calculation any Business Days on which no Ordinary Units were sold on the ASX) prior to the Conversion Date (or, if CLAUSE 5 applies, the Redemption Record Date) (`VWAP') provided that if:

     (i) on some or all of those 20 Business Days referred to, fully paid Ordinary Units have been quoted as:

               (A)  cum distribution; or

               (B) cum entitlement (including, without limitation, any rights or options in whatever form issued in respect of a fully paid Ordinary Unit or to which a Member holding fully paid Ordinary Units has, or will, become entitled by virtue of being such a holder whether or not they are issued or made available by the Manager or by any other person, any bonus units or other issues of securities and any distribution of a capital nature whether in cash or in specie and whether on reduction of capital or otherwise); and

     (ii) the fully paid Ordinary Units to be issued on the Conversion Date would not rank for participation in the relevant distribution or entitlement;

      then the VWAP of an Ordinary Unit on the Business Days on which the Units have been quoted cum distribution or cum entitlement will be deemed to be the amount thereof reduced by:

      (a) in the case of a distribution, an amount equal to the amount of such distribution (being the cash amount of the distribution) or if the amount of the distribution is not known at that time, then the amount equal to the Previous Accrual Period
            Distribution per Unit; or

      (b) in the case of an entitlement which is traded on ASX on any of those Business Days, the weighted average sale price of the entitlement sold on ASX on the Business Days on which the entitlement traded; or

      (c) in the case of an entitlement not traded on ASX on any of those Business Days, the value of the entitlement as determined by a member of ASX nominated by the chairman for the time being of ASX.

     'ORDINARY UNITS': means fully paid Units but does not include fully paid Series A Class Units, Series B Class Units or Series C Class Units.

     'PAID UP AMOUNT': means in respect of a PP Unit, the amount of the Application Price which has been paid (excluding amounts credited or paid in advance of when due and payable under this Schedule).

     'PAYMENT ACKNOWLEDGEMENT': is an acknowledgement by a Designated Entity that it will pay to the Manager a specified amount on or before the Conversion Date specified in the acknowledgement.

     'PREVIOUS ACCRUAL PERIOD DISTRIBUTION PER UNIT': means the amount determined by the following formula:

PREVIOUS ACCRUAL           Distribution per          Exchange Rate applied
PERIOD DISTRIBUTION        Ordinary Unit for the     for the distribution
PER UNIT =                 Accrual Period            paid in respect of the
                           immediately preceding     Accrual
                           the Conversion            Period immediately
                           Date                  x   preceding the Conversion
                                                     Date
                                                     --------------------------
                                                     Exchange Rate at 12.00
                                                     pm Sydney time on the
                                                     last Business Day prior
                                                     to the Conversion Date

     'PP UNIT': a Series A Class Unit, a Series B Class Unit or a Series C Class Unit, or any of them as the context requires.

     'PP UNIT PAYMENT DATE': the date being 23 Business Days before the Conversion Date.

     'SERIES A CLASS UNIT': a Unit with an Application Price of $50.20 with a Conversion Date of 29 June 2001.

     'SERIES B CLASS UNIT': a Unit with an Application Price of $50.20 with a Conversion Date of 28 June 2002.

     'SERIES C CLASS UNIT': a Unit with an Application Price of $50.20 with a Conversion Date of 30 June 2003.

     'RECEIVER': means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     'WEA COMPENSATION PAYMENT': a payment by WEA to the Manager under the WEA Subscription Agreement in connection with WEA not issuing either:

     (a) any WEA common stock to the Manager; or

     (b) the full amount of WEA common stock it would have been obliged to issue under the WEA Subscription Agreement if not for the WEA New Issues Limit.

     'WEA SUBSCRIPTION AGREEMENT': the agreement dated on or about the date of Deed of Variation No. 4 to the Trust Deed among Perpetual, the Manager and WEA under which the Manager agrees, amongst other things, to subscribe for common stock of WEA.

1.3  This Schedule forms part of the Trust Deed.

1.4 Clause references in this Schedule are references to clauses in this Schedule unless expressly indicated to the contrary.

2.   ISSUE

     The Manager may issue Series A Class Units, Series B Class Units and Series C Class Units with an Application Price of $50.20, each partly paid to $0.20 and with an Uncalled Amount of $50.

3.   ENTITLEMENTS

3.1  No PP Unit carries any entitlement to:

     (a)  any distribution (whether of income or capital) of the Trust;

     (b) subject to the Corporations Law and any relevant Relief, require the Manager to repurchase, buy back or cause the redemption of the PP Unit; and

     (c) except as provided for in CLAUSE 3.2 of this Schedule, a right to vote at meetings of Members.

3.2 Where either or both the Corporations Law and the Listing Rules require that a PP Unit carry an entitlement to vote at a meeting of Members, then that entitlement will be determined by the following formula:

                  Voting Entitlement =       Paid Up Amount of the PP Unit
                                            ---------------------------------
                                                       MV x (1 - D)

     where:

     D = 0.05

     and in calculating MV for the purpose of determining voting entitlements, the reference to Conversion Date in the definition of MV is deemed to be a reference to the date being 2 Business Days before the relevant meeting of Members or such other date as is required by the Listing Rules or Corporations Law.

     At a meeting of a Class of Members of PP Units, each Member present in person or by proxy has one vote on a show of hands and on a poll, one vote for each PP Unit held.

4.   PAYMENT OF THE INSTALLMENT

4.1 Except as otherwise provided in CLAUSE 5 of this Schedule, a Member holding a PP Unit on the PP Unit Payment Date for that Class of Unit must pay, or cause to be paid, to the Manager the Installment on that PP Unit on or before that date.

4.2 A Member holding a PP Unit will be deemed to have caused to be paid the Instalment on the PP Unit under CLAUSE 4.1 on or before the relevant PP Unit Payment Date if in respect of that PP Unit:

     (a)  a Designated Entity issues to the Manager a Payment
          Acknowledgement for the amount of the Installment; and

     (b) any such Designated Entity pays on or before the Conversion Date an amount equal to the Instalment.

4.3 Until the Conversion Date, any amounts paid up on each PP Unit (other than the initial $0.20 paid up on a PP Unit) are to be held by the Manager in a separate applications money account and do not form part of the Assets of the Trust and do not confer any additional entitlements under the Trust Deed, other than to reduce the Instalment payable by a holder on a PP Unit. Any interest derived by the Manager on amounts paid up on PP Units will become an asset of the Trust.

5.   REDEMPTION OF PP UNITS

5.1 On or before 2 Business Days prior to the PP Unit Payment Date for a PP Unit, the Manager may notify each Member holding those PP Units:

     (a) of a record date on or before the relevant Conversion Date ('REDEMPTION RECORD DATE') being the date on which holders of the relevant class of PP Units registered at the end of that date will be presently entitled to receive the Discount Element;

     (b) that they are not required to pay up the Instalment on those PP Units and on issue of such a notice, the Members holding those PP Units will be under no obligation to do so; and

     (c) that the Manager will redeem each PP Unit at a redemption price equal to the Discount Element. The redemption price in respect of a Member's PP Units is to be sourced firstly out of any entitlement of the Member to a share of the WEA Compensation Payment arising under CLAUSE 10 of this Schedule and then out of Trust capital.

5.2 If the Manager issues a notice under CLAUSE 5.1, then the Manager must, in respect of each PP Unit of the relevant Class held by a Member at the end of the Redemption Record Date, either:

     (a)  pay to the Member the redemption price of the PP Unit; or

     (b) apply the amount referred to in CLAUSE 5.1(C) by way of subscription on behalf of the Member for the Discount Element Number of Ordinary Units and issue that number of Ordinary Units to the Member.

5.3 If CLAUSE 5.2 (B) applies so as to produce for a Member a total entitlement to a number of Ordinary Units which includes a fraction of a Unit, the fraction will be eliminated by rounding downwards where the fraction is one half or less and by rounding upwards in any other case.

5.4 If CLAUSE 5.1 applies, then the Manager must repay to a Member holding PP Units of the relevant Class, the amount of any Instalment referable to those PP Units paid by the Member and held by the Manager under CLAUSE 4.3.

6.   ADJUSTMENT TO THE CONVERSION NUMBER AND PAYMENT OF ADJUSTMENT AMOUNT

6.1  In this CLAUSE 6,

     'ADJUSTMENT AMOUNT': means the dollar amount determined by the following formula:

      (1 - FUSA) x (Discount Element + Paid Up Amount of the PP Unit).

     'ADJUSTMENT NUMBER OF UNITS': means that number of Units determined by the following formula:

            Adjustment Amount
           ---------------------
                  MV

     'WEA NEW ISSUES LIMIT': means a limit, arising by way of the applicable rules of the New York Stock Exchange, on the amount of new common stock WEA may issue without stockholders' approval.

6.2 If WEA notifies the Manager on or before the Conversion Date for a PP Unit that, because of the WEA New Issues Limit the common stock which WEA may lawfully issue to the Manager under the WEA Subscription Agreement must be reduced then:

     (i) the Conversion Number for each PP Unit for the purposes of CLAUSE 8, will be determined by the following formula:

            CN =  FUSA x       AP
                         -------------
                          MV x (1 - D)

            where:

            MV, AP and D have the same meaning as in the definition for Conversion Number set out in CLAUSE 1 of this Schedule

            CN    =     Conversion Number

            FUSA  =     that number of shares of common stock WEA is
                        permitted to issue under the WEA Subscription
                        Agreement without stock holder approval given the WEA New Issues Limit that number of shares of common stock WEA would be obliged to issue under the WEA Subscription Agreement if the WEA New Issues Limit did not apply

      and

      (ii)  the Manager must either:

            (A) pay to each Member who holds a PP Unit of the relevant Class, an Adjustment Amount. The Adjustment Amount in respect of a Member's PP Units is to be sourced firstly out of any entitlement of the Member to a share of the WEA Compensation Payment under CLAUSE 10 and then out of Trust capital; or

            (B) issue to each Member who holds a PP Unit of the relevant Class, an Adjustment Number of Units for each PP Unit of the relevant Class held by the Member.

6.3 If the issue of an Adjustment Number of Units under CLAUSE 6.2(II)(B) produces an entitlement for a Member to a number of Ordinary Units which includes a fraction of a Unit, the fraction will be eliminated by rounding downwards where the fraction is one-half or less and by rounding upwards in any other case.

6.4 The Manager may rely on a certificate signed by an authorised officer of WEA as to matters stated therein relating to this clause.

7.   NON-SATISFACTION OF CONDITIONS PRECEDENT OF WEA SUBSCRIPTION AGREEMENT

7.1 If on or before the PP Unit Payment Date for a Class of PP Units the Manager becomes aware that a condition precedent (`CONDITION PRECEDENT') to the Manager's obligation to subscribe for WEA common stock under the WEA Subscription Agreement is incapable of being fulfilled and the Manager determines that it will not waive such Condition Precedent, then:

     (a) the Manager must notify Members holding PP Units of that Class that they are not required to pay up the Instalment on any PP Unit of that Class and on the issue of such a notice, Members holding those PP Units will be under no obligation to do so (and such PP Units will no longer have an Uncalled Amount);

     (b) the Manager must repay to Members any Instalments which have been paid up on PP Units of that Class;

     (c) the Manager may, in its absolute discretion redeem PP Units of that Class at a redemption price determined in accordance with CLAUSE 8.10 of the Trust Deed but excluding from the amount paid up any amounts repaid under paragraph (b); and

     (d)  if a Bankruptcy Event with respect to WEA:

          (i) has not occurred, then the Manager must, in respect of each PP Unit of the relevant Class held by a Member, to pay to the Member an amount equal to the Discount Element which is to be sourced firstly out of any entitlement of the Member to a share of the WEA Compensation Payment arising under CLAUSE 10.1 of this Schedule and then out of Trust Capital; or

          (ii) has occurred, then Members holding PP Units of that Class will be entitled to be paid a share of any WEA Compensation Payment paid to the Manager determined in accordance with CLAUSE 10.1 of this Schedule.

7.2 Without in any way limiting the Manager's ability to waive a Condition Precedent, where the Condition Precedent relates to the acceleration of indebtedness of WEA, the Manager must waive that Condition Precedent if the Manager is satisfied that either:

     (a)  WEA will be able to remedy or cure the relevant default; or

     (b)  the holders of such indebtedness will waive the relevant default.

7.3 In CLAUSE 7.2, Officer's Certificate means a certificate signed by a person who holds any one of the following offices of WEA:
     Co-President; Chief Financial Officer or Secretary.

8.   CONVERSION INTO ORDINARY UNITS

8.1 Subject to CLAUSE 8.3, on a PP Unit becoming fully paid, then on the Conversion Date for that PP Unit, the PP Unit will convert into the Conversion Number of Ordinary Units which will rank equally in all respects with existing Ordinary Units, except that they will not be entitled to receive any Distributable Income for the Accrual Period in which they are created.

8.2 If the Conversion of a person's holding to Ordinary Units issued under this clause produces an entitlement to a number of Ordinary Units which includes a fraction of a Unit, the fraction will be eliminated by rounding downwards where the fraction is one half or less and by rounding upwards in any other case.

8.3 CLAUSE 8.1 does not apply to a PP Unit where the Manager has issued a notice under CLAUSE 5 of this Schedule in respect of the PP Unit.

9.   TAKEOVERS AND REMOVAL OF MANAGER

9.1 The Manager must issue a notice (`EVENT NOTICE') to Members holding PP Units within 7 Business Days after the occurrence of any of the following events at any time prior to the Conversion Date for a Class of PP Units:

     (a) a take-over offer for Ordinary Units in the Trust is made by an Offeror and the Offeror becomes entitled to at least 50% of the Ordinary Units; or

     (b) at a meeting requisitioned by Members in accordance with the Trust Deed, a Resolution calling for the retirement or removal as management company of the Trust (or as single responsible entity of the Trust, as the case may be) of Westfield America Management Limited (or if an associate of Westfield America Management Limited is the management company or single responsible entity, such a Resolution in relation to that associate) is passed by at least the required majority;

     and, on the issue of an Event Notice:

     (i) a Member holding the relevant Class of PP Units may, within the period commencing on the date of issue of the Event Notice and ending 10 Business Days after that date (`ELECTION PERIOD'), pay up the Instalment on its PP Units of that Class to the Manager and cause the Manager to convert the fully paid PP Units into Ordinary Units in accordance with CLAUSE 8, with the Conversion Date being 12 Business Days after the expiration of the Election Period, provided that:

          (A) in calculating MV the reference to the Previous Accrual Period Distribution per Unit in the definition of MV is to be read as a reference to the Adjusted Previous Accrual Period Distribution per Unit determined in accordance with the following formula:

Adjusted Previous    Previous        Number of days in the period
Accrual Period       Accrual Period  commencing at the beginning of the
Distribution         Distribution    Current Accrual Period and ending
per Unit             per Unit        on the day immediately prior to
                 =                   x  the Conversion Date
                                     ------------------------------------
                                     Number of days in the Accrual
                                     Period in which the Conversion
                                     Date occurs
                  and

          (B) the Ordinary Units created on conversion shall participate in the Distributable Income in respect of the Accrual Period in which they are created in the proportion that part of the Accrual Period (calculated in days) for which such Units rank for distribution of Distributable Income bears to the total number of days in such Accrual Period; and

     (ii) if the Manager receives an Election Notice from a Member, then the Manager may within 12 Business Days after the expiration of the Election Period, redeem the PP Unit at a redemption price equal to the Discount Element and will pay the amount of any Instalment paid up by the Member in respect of those PP Units, together with the redemption price, to the Member.

9.2 Terms used in paragraph (a) of CLAUSE 9.1 have the same meaning as in CLAUSE 22.2 of the Trust Deed. In paragraph (b) of CLAUSE 9.1 the reference to `required majority' is a reference to the specified majority for such a Resolution required by the Listing Rules, or if the Listing Rules at the relevant time do not specify a majority, then it is a reference to the specified majority in the Corporations Law.

9.3 The Manager may shorten any of the time periods referred to in this CLAUSE 9.

10.  PRESENT ENTITLEMENT TO WEA COMPENSATION PAYMENT

10.1 If WEA pays to the Manager a WEA Compensation Payment in respect of a Class of PP Units, then the Manager must:

     (a) nominate a record date being the PP Unit Payment Date or, if CLAUSE 5 of this Schedule applies the Redemption Record Date, (`COMPENSATION RECORD DATE') on which each Member holding the relevant Class of PP Units registered at the end of that date will become presently entitled to receive a share of the WEA Compensation Payment in the proportion of the number of PP Units of that Class held by the Member at that time to the total number of PP Units of that Class on issue; and

     (b) record the receipt of the WEA Compensation Payment in a separate account and allocate the WEA Compensation Payment to the holders of the relevant class of PP Units as at the end of the Compensation Record Date.

10.2 Each Member which becomes presently entitled to a share of the WEA Compensation Payment is deemed to irrevocably direct the Manager:

     (a) where CLAUSE 5.1(C) applies, to apply its entitlement in payment of the redemption price in accordance with CLAUSE 5.2; or

     (b) where CLAUSE 6.2(II)(A) applies, to apply its entitlement in payment of the Adjustment Amount;

     (c) where CLAUSE 6.2(II)(B) applies, to apply its entitlement by way of subscription for the Adjustment Number of Units; or

     (d) where CLAUSE 7.1(D) applies, to pay its entitlement in accordance with that clause.

     The Manager must act in accordance with a direction under this clause.

11.  STAPLING

11.1 The Manager may only issue a Series A Class Unit if at the same time it issues a corresponding Series B Class Unit and Series C Class Unit.

11.2 Each:

     (a) Series A Class Unit is stapled to a corresponding Series B Class Unit and Series C Class Unit; and

     (b) Series B Class Unit is stapled to the corresponding Series C Class Unit referred to in paragraph (a),

     and will remain so until they are unstapled in accordance with CLAUSE
     11.4.

11.3 Subject to the Listing Rules and the SCH business rules, any transfer of a PP Unit is effective only if there is a simultaneous transfer of any PP Unit to which the PP Unit is stapled, to the same transferee. This clause also applies, mutatis mutandis, to transmission of PP Units.

11.4 Series A Class Units will become unstapled from the Series B Class Units and the Series C Class Units to which they are stapled at the end of the Unstapling Date for the Series A Class Units and Series B Class Units will become unstapled from Series C Class Units at the end of the Unstapling Date for the Series B Class Units.

11.5 In this CLAUSE 11:

     (a) 'STAPLING' refers to the linkage between a Series A Class Unit, a Series B Class Unit and a Series C Class Unit applying by virtue of the restrictions on issue, transfer and transmission of these Units set out in this clause;

     (b) 'UNSTAPLING DATE' in relation to a PP Unit means the date on which a PP Unit will cease to be stapled to another PP Unit in accordance with the Listing Rules or such other date as the Manager determines in accordance with the Listing Rules.

12.  UNDERWRITING OF INSTALLMENTS

12.1 The Manager may appoint any person (`UNDERWRITER') to underwrite payment of the Uncalled Amount of PP Units.

12.2 If a Member fails to pay the Instalment of a PP Unit on the date when such payment is due and payable in accordance with this SCHEDULE ('DEFAULTING MEMBER'), then:

     (a)  the Manager may immediately forfeit the PP Unit;

     (b) the Manager may issue to the Underwriter (or persons nominated by the Underwriter, including any sub-underwriter) Ordinary Units at an Application Price equal to a price determined by the following formula:

      Application Price  =  (1 - D) x MV

      where:

      D  =  0.0538

12.3 Where:

     (i) the Manager has appointed an Underwriter to underwrite the payment of the Uncalled Amount in respect of the PP Units; and

     (ii) the Market Price of the Ordinary Units in a period (`PERIOD') of 10 consecutive Business Days commencing on the Business Day (if any), occurring within 10 Business Days after the Conversion Date, upon which the Market Price falls to a level which is less than the Application Price for Ordinary Units issued pursuant to paragraph (b) of CLAUSE 12.2, then the Defaulting Member is liable to the Manager in respect of each PP Unit in respect of which there is a default for the lesser of the Instalment and the Conversion Number multiplied by the difference between the Application Price for Ordinary Units issued pursuant to paragraph (b) of CLAUSE 12.2 and Market Price (`DIFFERENCE'), and may be sued for:

     (iii) the amount of the Instalment or Difference (as the case may be) ('LIABLE AMOUNT'); and

     (iv) all costs incurred by the Manager in procuring payment from the Defaulting Member of the Liable Amount.

     The Manager must ensure that where the Defaulting Member is liable to the Manager for the amounts contemplated by paragraphs (iii) and (iv) above, the Manager must (if requested by the Underwriter):

                  (A) assign to the Underwriter its rights to recover from a Member the Liable Amount provided that any legal proceedings assigned to the Underwriter must, unless the Manager in its absolute discretion otherwise determines, be brought in the name of the Underwriter; or

                  (B) irrevocably and unconditionally subrogate to the Underwriter its right against the Member to recover from a Member the Liable Amount,

     provided that the Manager receives an indemnity from the Underwriter in a form reasonably acceptable to the Manager in respect of any loss, costs (including legal fees on a full indemnity basis and whether incurred by or awarded against the Manager and any stamp duty payable) expense or damage the Manager may sustain or incur in discharging its obligations and in exercising its powers under this paragraph. Further, unless the Manager in its absolute discretion otherwise determines, any liability of the Manager to the Underwriter and to former Members ceases on an assignment or a subrogation of its rights to 'the Underwriter under this paragraph.

     For purposes of this clause, 'MARKET PRICE' means the weighted average price at which Ordinary Units are traded on the ASX over the Period, or, if there is no such price, then the last sale price of a Unit on the ASX immediately prior to the commencement of the Period.

12.4 This clause does not limit in any way the powers of the Manager under CLAUSES 7.18 and 7.19 of the Trust Deed.

13.  POWERS

     Subject to CLAUSE 2 of the Trust Deed and CLAUSE 14 of this Schedule, but despite any other clause in the Trust Deed (including this Schedule), the Manager has all power to implement and give effect to the matters stated in this Schedule.

14.  APPROVAL FROM MEMBERS HOLDING PP UNITS

     While there are any PP Units on issue, if the Manager proposes to modify any rights under the Trust Deed of Members holding Ordinary Units and the modification would have a material adverse effect on the rights under the Trust Deed of Members holding PP Units, then an Ordinary Resolution of a Class meeting of Members holding PP Units approving the proposed modification must first be passed before the modification may be implemented.


-------------------------------------------------------------------------------

EXECUTED as a deed.

THE COMMON SEAL of WESTFIELD                    )
AMERICA MANAGEMENT LIMITED                      )
is affixed in accordance with its articles of   )         (seal appears)
association in the presence of:                 )

/s/ TIMOTHY WALSH                                     /s/ STEPHEN P. JOHNS
 .................................................     ...............................................
Signature of authorised person                        Signature of authorised person


SECRETARY                                             DIRECTOR
 .................................................     ...............................................
Office held                                           Office held

TIMOTHY WALSH                                         STEPHEN P JOHNS
 .................................................     ...............................................
Name of authorised person (block letters)             Name of authorised person (block letters)

THE COMMON SEAL of PERPETUAL                    )
TRUSTEE COMPANY LIMITED is                      )
affixed in accordance with its articles of      )          (seal appears)
association in the presence of:                 )

/s/ DAVID RICHARDS                                    /s/ DAVID ROWAN WHITE
 .................................................     ...............................................
Signature of authorised person                        Signature of authorised person


SECRETARY                                             DIRECTOR
 .................................................     ...............................................
Office held                                           Office held


DAVID RICHARDS                                        DAVID ROWAN WHITE
 .................................................     ...............................................
Name of authorised person (block letters)             Name of authorised person (block letters)